Table of Contents

As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-276817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sunshine Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Colorado	8731	20-5566275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

332-216-1147

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dr. Steve N. Slilaty

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

332-216-1147

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 212-930-9700	Anthony W. Basch, Esq. J. Britton Williston, Esq. Chenxi Lu, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St., Suite 1400 Richmond, Virginia 23219 804-771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 9, 2024

39,215,687 Units, Each Unit Consisting of One Share of Common Stock or One Pre-Funded Warrant to Purchase One Share of Common Stock, one-tenth of a Series A Warrant to Purchase one Share of Common Stock and two-tenths of a Series B Warrant to Purchase one Share of Common Stock

11,764,706 Shares of Common Stock Underlying the Series A and Series B Warrants

Sunshine Biopharma, Inc. is offering, on a firm commitment, underwritten basis, 39,215,687 units (the “Units”), each Unit consisting of one share of our common stock, $0.001 par value per share, one-tenth (1/10) of a Series A warrant (“Series A Warrant”) to purchase one share of common stock and two-tenths (2/10) of a Series B warrant (“Series B Warrant”) to purchase one share of common stock, at an assumed public offering price of $0.255 per Unit, which was the last reported sale price of our common stock on The Nasdaq Capital Market, or Nasdaq, on February 6, 2024.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Each Series A Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $3.825 (assuming an offering price of $0.255 per Unit) per share of common stock, or pursuant to alternate cashless exercise option, and will expire two-and-a-half years from the closing date of this public offering. Each Series B Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $4.335 (assuming an offering price of $0.255 per Unit) per share of common stock, and will expire five years from the closing date of this public offering.

Under the alternate cashless exercise option of the Series A Warrants, beginning on the date of the Warrant Stockholder Approval (described below), the holder of the Series A Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant and (y) 2.0. In addition, beginning on the date of the Warrant Stockholder Approval, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price for the five trading days immediately preceding and immediately following the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants. Finally, beginning on the date of the Warrant Stockholder Approval, with certain exceptions, the Series B Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series B Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series B Warrant.

The alternate cashless exercise option included in the Series A Warrants and the other adjustment provisions described in the above paragraph included in the Series A Warrants and Series B Warrants will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market to permit the alternate cashless exercise of the Series A Warrants and the other adjustment provisions described in the above paragraph included in the Series A Warrants and Series B Warrants (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the Series A Warrants will not be exercisable using the alternate cashless exercise option and the other adjustment provisions described in the above paragraph included in the Series A Warrants and Series B Warrants will not be effective, and therefore the Series A Warrants and Series B Warrants may have substantially less value. See the Risk Factor on page 15 relating to the Series A Warrants and Series B Warrants and Warrant Stockholder Approval, and see the section entitled “Warrant Stockholder Approval” on page 40 for additional details regarding the Warrant Stockholder Approval.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant (in lieu of one share of common stock, each a “Pre-Funded Warrant”), one-tenth (1/10) of a Series A Warrant and two-tenths (2/10) of a Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.

This prospectus also includes the shares of common stock issuable upon exercise of the Series A Warrants, Series B Warrants, and the Pre-Funded Warrants.

The common stock and Pre-Funded Warrants can each be purchased in this offering only with the accompanying Series A Warrants and Series B Warrants that are part of a Unit, but the components of the Units will be immediately separable and will be issued separately in this offering. See “Description of Capital Stock” in this prospectus for more information.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “SBFM.” The last reported sale price of our common stock on Nasdaq on February 6, 2024 was $0.255 per share. There is no established public trading market for the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants, and we do not intend to list the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants on any national securities exchange or trading system. Without an active trading market, the liquidity of the Series A Warrants, Series B Warrants, and the Pre-Funded Warrants will be limited.

The final public offering price of the Units will be determined through negotiation between us and the underwriter, based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

We have granted Aegis Capital Corp., as underwriter, an option, exercisable for 45 days from the closing date of this offering, to purchase up to 5,882,353 additional shares of common stock and/or Pre-Funded Warrants, representing 15% of the shares of common stock and/or Pre-Funded Warrants sold in the offering, and/or up to 588,235 Series A Warrants, representing 15% of the Series A Warrants sold in the offering, and/or up to 1,176,470 Series B Warrants, representing 15% of the Series B Warrants sold in the offering. The underwriter may exercise the over-allotment option with respect to shares of common stock only, Pre-Funded Warrants only, Series A Warrants only, Series B Warrants only, or any combination thereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions (8.0%)(1)	$	$
Proceeds before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1.0% of the public offering price. See “Underwriting” for a description of compensation payable to the underwriter.

The underwriter expects to deliver our securities to purchasers in the offering on or about          , 2024.

Aegis Capital Corp.

The date of this prospectus is          , 2024

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 4, and the financial statements and related notes included in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma, Inc. and its wholly owned subsidiaries.

Overview

We are a pharmaceutical company offering and researching life-saving medicines in a wide variety of therapeutic areas, including oncology and antivirals. In addition to pursuing our own drug development program, we operate two wholly owned subsidiaries: (i) Nora Pharma Inc. (“Nora Pharma”), a Canadian corporation with a portfolio consisting of 51 generic prescription drugs on the market in Canada and 32 additional drugs scheduled to be launched in Canada in 2024 and 2025, and (ii) Sunshine Biopharma Canada Inc. (“Sunshine Canada”), a Canadian corporation which develops and sells nonprescription over-the-counter (“OTC”) products.

Corporate Information

Our principal executive offices are located at 1177 Avenue of the Americas, 5th Floor, New York, NY 10036, and our telephone number is 332-216-1147. Our website address is www.sunshinebiopharma.com. Information on our website is not part of this prospectus.

1

THE OFFERING

Units offered	39,215,687 Units(1) on a firm commitment basis. Each Unit will consist of one share of common stock (or Pre-Funded Warrant to purchase one share of our common stock in lieu thereof), one-tenth (1/10) of a Series A Warrant to purchase one share of common stock and two-tenths (2/10) of a Series B Warrant to purchase one share of common stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Series A Warrants and Series B Warrants as part of Units (other than pursuant to the underwriter’s option to purchase additional shares of Common Stock and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants), but the components of the Units will be immediately separable and will be issued separately in this offering.

Series A Warrants and Series B Warrants offered	3,921,569 Series A Warrants and 7,843,137 Series B Warrants. Each Unit includes one share of common stock, one-tenth (1/10) of a Series A Warrant and two-tenths (2/10) of a Series B Warrant. Each Series A Warrant is exercisable at a price of $3.825 per share (assuming an offering price of $0.255 per Unit), or pursuant to an alternate cashless exercise option, and each Series B Warrant is exercisable at a price of $4.335 per share (assuming an offering price of $0.255 per Unit). The Series A Warrants and Series B Warrants will be immediately exercisable and will expire two-and-a-half years (with respect to the Series A Warrants) or five years (with respect to the Series B Warrants) from the closing date of this public offering. See “Description of Capital Stock—Series A Warrants and Series B Warrants Offered in this Offering.”

Pre-Funded Warrants offered

We are also offering to certain purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, in lieu of Units including shares of Common Stock, Units including Pre-Funded Warrants in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price at which a Unit is sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share.

Each Pre-Funded Warrant will be exercisable for one share of our common stock and will be exercisable at any time after its original issuance until exercised in full, provided that the purchaser will be prohibited from exercising Pre-Funded Warrants for shares of our common stock if, as a result of such exercise, the purchaser, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

This prospectus also relates to the offering of the common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Capital Stock—Pre-Funded Warrants Offered in this Offering.”

2

Common stock outstanding before this offering(2)	28,024,290 shares

Common stock outstanding after this offering	67,239,977 shares

Over-allotment option	The underwriter has a 45-day option to purchase up to an additional 15% of the total number of shares of common stock and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current binding agreements with respect to any acquisitions as of the date of this prospectus. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4 before deciding to invest in our securities.

Listing	Our common stock is listed on Nasdaq under the symbol “SBFM.” There is no established public trading market for the Series A Warrants, Series B Warrants, or Pre-Funded Warrants, and we do not intend to list the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants on any national securities exchange or trading system.

(1)	Based on assumed public offering price of $0.255 per Unit.

(2)	Based on shares of common stock outstanding on February 8, 2024, and excludes:

	•	23,395,046 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $1.94; and

	•	30,000 outstanding shares of Series B Preferred Stock, which are not convertible into common stock.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriter its over-allotment option, no exercise of any Series A Warrants or Series B Warrants issued in this offering, and no sale of any Pre-Funded Warrants in this offering.

3

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to Our Business

We have incurred losses and may never achieve profitability.

We have an accumulated deficit of $62,655,634 as of September 30, 2023. We incurred a net loss of $3,256,020 for the nine months ended September 30, 2023 and a net loss of $26,744,440 for the year ended December 31, 2022. We may never achieve profitability.

We are subject to the significant risks associated with the generic pharmaceutical business.

Since our acquisition of Nora Pharma in October 2022, we have generated revenues primarily through sales of generic pharmaceutical products in Canada, and we expect this to remain the case for the foreseeable future. Generic pharmaceuticals are, as a general matter, significantly less profitable than innovative medicines,

In recent years, the generic pharmaceutical business has experienced increased volatility in volumes due in large part to global supply chain issues and the COVID-19 pandemic. In 2022, the global economy was continuing to recover from the impacts of the COVID-19 pandemic and also began experiencing additional macroeconomic pressures such as rising inflation and disruptions to the global supply chain, in part resulting from the ongoing conflict between Russia and Ukraine. We may experience supply discontinuities due to macroeconomic issues, regulatory actions, including sanctions and trade restrictions, labor disturbances and approval delays, which may impact our ability to timely meet demand in certain instances. These adverse market forces have a direct impact on our overall performance. Any such disruptions could have a material adverse impact on our business and our results of operation and financial condition.

Other risks associated with our generic pharmaceutical business include:

•	Current macroeconomic conditions are becoming increasingly less stable due to the war in Ukraine, and tensions in the Far East. Destabilized macroeconomics conditions pose a serious threat to supply chains around the world including those for the generic pharmaceutical business. Nearly all of Nora Pharma’s generic drugs are manufactured outside Canada and the United States and could experience disruptions which would adversely affect Nora Pharma’s main source of revenue.

•	Supply chains discontinuities due to other issues, including unforeseen regulatory actions, economic sanctions, trade restrictions, labor disturbances and approval delays, may impact the Company’s ability to timely meet customer demand in certain instances. These adverse market forces would have a direct impact on Nora Pharma’s ability to achieve its sales projections.

•	A significant portion of Nora Pharma’s revenues are derived from relatively few key customers, and any financial difficulties experienced by a single key customer, or any delay in receiving payments from such a customer, could have a material adverse effect on Nora Pharma’s business, financial condition, and results of operations.

•	If Nora Pharma encounters difficulties in executing launches of new products, it may not be able to offset the increasing price erosion on existing products resulting from pricing pressures and accelerated generics approvals for competitors. Such unsuccessful launches can be caused by many factors, including, delays in regulatory approvals, lack of operational or clinical readiness or patent litigation. Failure or delays to execute launches of new generic products could have a material adverse effect on Nora Pharma’s business and its ability to realize projected sales.

4

Sales of our generic products may be adversely affected by the drug regulatory environment in Canada.

Currently we sell our generic drugs only in Canada. Our net sales may be affected by fluctuations in the buying patterns of our customers resulting from government lead pricing pressures and other factors. Our generic sales in Canada are done via retail pharmacies, pharmacy channels, distributors, and wholesalers. Pricing pressures in Canada represent the highest risk due to ongoing and unresolved negotiations between the pharmaceutical industry and the federal government. These together with the fact that a significant portion of our revenues is derived from relatively few key customers, any financial difficulties experienced by a single key customer, or any delay in receiving payments from such a customer, could have a material adverse effect on our business, financial condition, and results of operations.

Our revenues and profits from generic products may decline as a result of competition from other pharmaceutical companies and changes in regulatory policy.

Our generic drugs face intense competition. Prices of generic drugs may, and often do, decline, sometimes dramatically, especially as additional generic pharmaceutical companies receive approvals and enter the market for a given product and competition intensifies. Consequently, our ability to sustain our sales and profitability on any given product over time is affected by the number of companies selling such product, including new market entrants, and the timing of their approvals.

Furthermore, brand pharmaceutical companies continue to manage products in a challenging environment through marketing agreements with payers, pharmacy benefits managers and generic manufacturers. For example, brand companies often sell or license their own generic versions of their products, either directly or through other generic pharmaceutical companies (so-called “authorized generics”). No significant regulatory approvals are required for authorized generics, and brand companies do not face any other significant barriers to entry into such market. Brand companies may seek to delay introductions of generic equivalents through a variety of commercial and regulatory tactics. These actions may increase the costs and risks of our efforts to introduce generic products and may delay or prevent such introduction altogether.

We may experience delays in launching of our new generic products.

If we cannot execute timely launches of new products, we may not be able to offset the increasing price erosion on existing products resulting from pricing pressures and accelerated generics approvals for competing products. Such unsuccessful launches can be caused by many factors, including delays in regulatory approvals, lack of operational or clinical readiness or patent litigation. Failure or delays to execute launches of new generic products could have a material adverse effect on our business, financial condition, and results of operations.

We may not receive required regulatory approval for any of our non-generic pharmaceutical product candidates.

We have not received approval for any of our proprietary (non-generic) drug development operations product candidates from the FDA. Any compounds that we discover or in-license will require extensive and costly development, preclinical testing and clinical trials prior to seeking regulatory approval for commercial sales. Our most advanced product candidate, K1.1 mRNA, and our potential Covid-19 treatments in development, may never be approved for commercial sale. We have not made any filings to date with the FDA or other regulatory bodies in other jurisdictions. The time required to attain product sales and profitability is lengthy and highly uncertain. If we fail to obtain required regulatory approvals for our pharmaceutical product candidates, our business will be materially harmed.

5

As we have no approved non-generic pharmaceutical products on the market, we do not expect to generate significant revenues from non-generic pharmaceutical product sales in the foreseeable future, if at all.

To date, we have no approved non-generic pharmaceutical products on the market and have generated product revenues solely from our OTC supplements operations and generic pharmaceutical product sales. We have funded our operations primarily from sales of our securities. We have not received, and do not expect to receive for at least the next three to four years, if at all, any revenues from the commercialization of our non-generic pharmaceutical product candidates. To obtain revenues from sales of such pharmaceutical product candidates, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for manufacturing, marketing and distributing drugs with commercial potential. We may never succeed in these activities, and we may not generate sufficient revenues to continue our business operations or achieve profitability.

We will require additional funding to satisfy our future capital needs, which may not be available.

We may require significant additional funding in large part due to our research and development expenses, future preclinical and clinical testing costs, and the absence of significant revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. If we cannot raise additional funds, we may be required to reduce our capital expenditures, scale back product development programs, reduce our workforce and license to others products or technologies that we may otherwise be able to commercialize. We are currently unable to project when or whether our operations will generate positive cash flows from operations.

Any additional equity securities we issue or issuances of debt we may enter into or undertake may have rights, preferences or privileges senior to those of existing holders of common stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates or grant licenses on terms that are not favorable to us.

The FDA may change its approval policies or requirements, or apply interpretations to its policies or requirements, in a manner that could delay or prevent commercialization of K1.1mRNA or our potential Covid-19 treatment in development.

Regulatory requirements may change in a manner that requires us to conduct additional clinical trials, which may delay or prevent commercialization of our K1.1 mRNA and potential Covid-19 treatment in development. We cannot provide any assurance that the FDA will not require us to repeat existing studies or conduct new or unforeseen experiments in order to demonstrate the safety and efficacy of any product candidate before considering the approval of such product candidate.

The product candidate we are developing for the treatment of Covid-19 may not be granted an emergency use authorization by the FDA. If we do not receive such authorization, or if, once granted, it is terminated, we will be required to pursue the drug approval process, which is lengthy and expensive.

Subject to completing and receiving favorable results for clinical trials, we intend to seek emergency use authorization, or EUA, for a potential Covid-19 treatment, which would allow us to market and sell such product candidate without the need to pursue the lengthy and expensive drug approval process. The FDA may issue an EUA during a public health emergency if it determines that the potential benefits of a product outweigh the potential risks and if other regulatory criteria are met. In addition, the FDA may revoke an EUA where it is determined that the underlying health emergency no longer exists or warrants such authorization. We may not receive EUA for any Covid-19 treatment product candidate. In addition, even if we do receive EUA for any product candidate, we cannot predict how long such EUA will remain in place. If we fail to receive an EUA for any Covid-19 product candidate, or such EUA is granted but subsequently terminated, our business, financial condition and results of operations could be adversely affected.

6

Our business would be materially harmed if we fail to obtain FDA approval for our pharmaceutical product candidates.

We anticipate that our ability to generate significant product revenues from our drug development business will depend on the successful development and commercialization of K1.1 mRNA or our potential Covid-19 treatment in development. The FDA may not approve in a timely manner, or at all, any of our drug candidates. If we are unable to submit a new drug application, or NDA for our product candidates, we will be unable to commercialize such products and our business will be materially harmed. The FDA can and does reject NDAs, and often requires additional clinical trials, even when product candidates performed well or achieved favorable results in large-scale Phase III clinical trials. The FDA imposes substantial requirements on the introduction of pharmaceutical products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years and may vary substantially based upon the type and complexity of the pharmaceutical product. Our product candidates are novel compounds or new chemical entities, which may further increase the time required for satisfactory testing procedures.

Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based on changes in, or additions to, regulatory policies for drug approval during product development and regulatory review. Government regulation may delay or prevent the commencement of clinical trials or marketing of our product candidates, impose costly procedures upon our activities and provide an advantage to our competitors with greater financial resources or more experience in regulatory affairs. The FDA may not approve our product candidates for clinical trials or marketing on a timely basis or at all. Delayed or failed approvals would adversely affect the marketing of our product candidates and our liquidity and capital resources.

Drug products and their manufacturers are subject to continual regulatory review after the product receives FDA approval. Later discovery of previously unknown problems with a product or manufacturer may result in additional clinical testing requirements or restrictions on such product or manufacturer, including withdrawal of the product from the market. Failure to comply with applicable regulatory requirements can, among other things, result in fines, injunctions and civil penalties, suspensions or withdrawals of regulatory approvals, product recalls, operating restrictions or shutdown and criminal prosecution. We may lack sufficient resources and expertise to address these and other regulatory issues as they arise.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be forced to incur costs and expenses in connection with defending ourselves with respect to litigation and the payment of any settlement or judgment in connection therewith if there is an unfavorable outcome. The expense of defending litigation may be significant. The amount of time to resolve lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of operations and cash flows.

If we are unable to attract and retain qualified scientific, technical, and key management personnel, or if our key executive, Dr. Steve N. Slilaty, discontinues his employment with us, it may delay our research and development efforts.

We rely on the services of Dr. Slilaty for strategic and operational management, as well as for scientific and/or medical expertise in the development of our products. The loss of Dr. Slilaty would result in a significant negative impact on our ability to implement our business plan. The loss of Dr. Slilaty will also significantly delay or prevent the achievement of our business objectives.

7

Our business exposes us to potential product liability risks, and we may be unable to acquire and maintain sufficient insurance to provide adequate coverage against potential liabilities.

Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products and OTC supplements. The use of our product candidates in clinical trials also exposes us to the possibility of product liability claims and possible adverse publicity. These risks will increase to the extent our pharmaceutical product candidates receive regulatory approval and are commercialized. We currently have product liability insurance for our generic drugs, and we plan to obtain product liability insurance in connection with our OTC supplements and future clinical trials of our pharmaceutical product candidates in the near future. However, our current and future product liability insurance, once obtained, may not provide adequate coverage against potential liabilities. On occasion, juries have awarded large judgments in class action lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or series of claims brought against us would decrease our cash reserves and could cause our stock price to fall significantly.

We face regulation and risks related to hazardous materials and environmental laws, violations of which may subject us to claims for damages or fines that could materially affect our business, cash flows, financial condition and results of operations.

Our research and development activities involve the use of controlled and/or hazardous materials and chemicals. The risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages or fines that result, and the liability could have a material adverse effect on our business, financial condition, and results of operations. We are also subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. If we fail to comply with these laws and regulations or with the conditions attached to our operating licenses, the licenses could be revoked, and we could be subjected to criminal sanctions and substantial liability or be required to suspend or modify our operations. In addition, we may have to incur significant costs to comply with future environmental laws and regulations. We do not currently have a pollution and remediation insurance policy.

Third party manufacturers may not be able to manufacture our pharmaceutical product candidates, which would prevent us from commercializing our product candidates.

If any of our pharmaceutical product candidates is approved by the FDA or other regulatory agencies for commercial sale, we will need third parties to manufacture the product in larger quantities. If we are able to reach an agreement with any collaborator or third party manufacturer in the future, of which there can be no assurance due to factors beyond our control, these collaborators and/or third party manufacturers may not be able to increase their manufacturing capacity for any of our product candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If we are unable to increase the manufacturing capacity for a product candidate successfully, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in the supply of the product candidate. Our product candidates require precise, high-quality manufacturing. The failure of collaborators or third-party manufacturers to achieve and maintain these high manufacturing standards, including the incidence of manufacturing errors, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business.

If we are unable to establish sales and marketing capabilities for our pharmaceutical product candidates or enter into agreements with third parties to sell and market any such products we may develop, we may be unable to generate revenues from our pharmaceutical business.

We do not currently have product sales and marketing capabilities for our pharmaceutical operations. If we receive regulatory approval to commence commercial sales of any of our pharmaceutical product candidates, we will have to establish a sales and marketing organization with appropriate technical expertise and distribution capabilities or make arrangements with third parties to perform these services in other jurisdictions. If we receive approval in applicable jurisdictions to commercialize K1.1 mRNA for the treatment of liver cancer indication, we intend to engage additional pharmaceutical or health care companies with existing distribution systems and direct sales organizations to assist us in North America and throughout the world. We may not be able to negotiate favorable distribution partnering arrangements, if at all. To the extent we enter into co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and will not be under our control. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, our ability to generate product revenues, and become profitable, would be severely limited.

8

Even if we obtain required US and foreign regulatory approvals, as applicable, factors that may inhibit our efforts to commercialize our pharmaceutical product candidates without strategic partners or licensees include:

•	difficulty recruiting and retaining adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to, or persuade adequate numbers of, physicians to prescribe our products;
•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage against companies with broader product lines; and
•	unforeseen costs associated with creating an independent sales and marketing organization.

Even if we successfully develop and obtain approval for our proprietary drug product candidates, our business will not be profitable if such products do not achieve and maintain market acceptance.

Even if our proprietary drug product candidates are approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of our approved product candidates by physicians, healthcare professionals, patients and third-party payors, and our resulting profitability and growth, will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	the availability of alternative treatments;
•	the details of FDA labeling requirements, including the scope of approved indications and any safety warnings;
•	pricing and cost effectiveness;
•	the effectiveness of our or our collaborators' sales and marketing strategy;
•	our ability to obtain sufficient third-party insurance coverage or reimbursement; and
•	our ability to have the product listed on insurance company formularies.

If our proprietary drug product candidates achieve market acceptance, we may not maintain that market acceptance over time if new products or technologies are introduced that are received more favorably or are more cost effective. Complications may also arise, such as development of new know-how or new medical or therapeutic capabilities by other parties that render our product obsolete.

Because the results of preclinical studies for our preclinical product candidates are not necessarily predictive of future results, our pharmaceutical product candidates may not have favorable results in later clinical trials or ultimately receive regulatory approval.

Our proprietary drug product candidates have not been tested in clinical trials. Positive results from preclinical studies are no assurance that later clinical trials will succeed. Preclinical studies are not designed to establish the clinical efficacy of our preclinical product candidates. We will be required to demonstrate through clinical trials that our product candidates are safe and effective for use before we can seek regulatory approvals for commercial sale. There is typically an extremely high rate of failure as product candidates proceed through clinical trials. If our product candidates fail to demonstrate sufficient safety and efficacy in any clinical trial, we would experience potentially significant delays in, or be required to abandon, development of that product candidate. This would adversely affect our ability to generate revenues and may damage our reputation in the industry and in the investment community.

9

The future clinical testing of our proprietary drug product candidates could be delayed, resulting in increased costs to us and a delay in our ability to generate revenues.

Our proprietary drug product candidates will require additional preclinical testing and extensive clinical trials prior to submitting a regulatory application for commercial sales. We do not know whether clinical trials will begin on time, if at all. Delays in the commencement of clinical testing could significantly increase our product development costs and delay product commercialization. In addition, many of the factors that may cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to denial of regulatory approval of a product candidate. Each of these results would adversely affect our ability to generate revenues.

The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

•	demonstrating sufficient safety to obtain regulatory approval to commence a clinical trial;
•	reaching agreement on acceptable terms with prospective research organizations and trial sites;
•	manufacturing sufficient quantities of a product candidate;
•	obtaining institutional review board approvals to conduct clinical trials at prospective sites; and
•	procuring adequate financing to fund the work.

In addition, the commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease, and the eligibility criteria for the clinical trial. If we are unable to enroll a sufficient number of evaluable patients, the clinical trials for our product candidates could be delayed until sufficient numbers are achieved.

We face or will face significant competition from other biotechnology, pharmaceutical and OTC supplements companies, and our operating results will suffer if we fail to compete effectively.

Most of our pharmaceutical company competitors, such as Merck, Bristol-Myers Squibb, Pfizer, Amgen, and others, are large pharmaceutical companies with substantially greater financial, technical, and human resources than we have. The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. The drugs that we are attempting to develop will compete with existing therapies if we receive marketing approval. Because of their significant resources, our competitors may be able to use discovery technologies and techniques, or partnerships with collaborators, to develop competing products that are more effective or less costly than the product candidate we are developing. This may render our technology or product candidate obsolete and noncompetitive. Academic institutions, government agencies, and other public and private research organizations may seek patent protection with respect to potentially competitive products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.

Our competitors may succeed in obtaining FDA or other regulatory approvals for product candidates more rapidly than us. Companies that complete clinical trials, obtain required regulatory agency approvals and commence commercial sale of their drugs before we do may achieve a significant competitive advantage, including certain FDA marketing exclusivity rights that would delay or prevent our ability to market certain products. Any approved drugs resulting from our research and development efforts, or from our joint efforts with our existing or future collaborative partners, might not be able to compete successfully with our competitors' existing or future products.

We also face competition in our OTC supplements business. The business of marketing OTC supplements is highly competitive. This market segment includes numerous manufacturers, marketers, and retailers that actively compete for the business of consumers both in the United States and abroad. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. Sales of similar products by competitors may materially and adversely affect our business, financial condition, and results of operations.

10

The market for our potential Covid-19 treatment in development could be adversely affected if the Covid-19 disease outbreak subsides.

Disease outbreaks are unpredictable. In the event that the Covid-19 outbreak subsides, or Covid-19 is substantially eradicated, there may be reduced demand or need for our potential Covid-19 treatment in development, which may have a negative effect on the market for such treatment, even if it is approved.

The Covid-19 pandemic has significantly impacted worldwide economic conditions and could have a material adverse effect on our operations and business.

While we have been able to continue to operate, the global Covid-19 pandemic has caused disruptions in supply chains, affecting production and sales across a range of industries. While the disruptions are currently expected to be temporary, there is considerable uncertainty around the duration and the impact of these disruptions.

The extent of the impact of Covid-19 on our operational and financial performance will depend on the on-going and future impact on our customers, vendors, service providers, and availability of labor as well as the potential impact of future expanded local, state, or federal restrictions – all of which are uncertain and are difficult to predict.

Because our proprietary drug product candidates and our development and collaboration efforts depend on our intellectual property rights, adverse events affecting our intellectual property rights will harm our ability to commercialize products.

Our success will depend to a large degree on our own and our licensors’ ability to obtain and defend patents for each party's respective technologies and the compounds and other products, if any, resulting from the application of such technologies. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and technical questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, we cannot predict the breadth of claims that will be allowed or maintained, after challenge, in our or other companies' patents.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•	we were the first to make the inventions covered by each of our pending patent applications;
•	we were the first to file patent applications for these inventions;
•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;
•	any patents issued to us or our collaborators will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;
•	our pending patent applications will result in issued patents;
•	we will develop additional proprietary technologies that are patentable;
•	the patents of others will not have a negative effect on our ability to do business; or
•	our issued patents will have sufficient useful life remaining for commercial viability of our product candidate.

If we cannot maintain the confidentiality of our technology and other confidential information in connection with our collaborations, then our ability to receive patent protection or protect our proprietary information will be impaired. In addition, some of the technology we have developed or licensed relies on inventions developed using U.S. and other governments’ resources. Under applicable law, the U.S. government has the right to require us to grant a nonexclusive, partially exclusive or exclusive license for such technology to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, if the government determines that such action is necessary.

11

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, particularly when we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

The implementation of our business plan may result in a period of rapid growth that will impose a significant burden on our current administrative and operational resources.

Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources by attracting, training, managing, and retaining additional qualified personnel, including additional members of management, technicians, and others. To successfully develop our products, we will need to manage operating, producing, marketing and selling our products. There can be no assurances that we will be able to do so. Our failure to successfully manage our growth will have a negative impact on our anticipated results of operations.

A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

A significant or prolonged economic downturn may adversely affect the disposable income of many consumers and may lower demand for our OTC supplement products. Any decline in economic conditions could negatively impact our business. A significant decline in consumer demand, even if only due in part to general economic conditions, could have a material adverse effect on our revenues and profit margins.

The failure of our service providers and suppliers to supply quality services and materials in sufficient quantities, at a favorable price, and in a timely fashion could adversely affect the results of our operations.

Our outside manufacturer buys raw materials for our OTC supplements business from a limited number of suppliers. The loss of any of our major suppliers or of any supplier who, through our contract manufacturer, provides us materials that are hard to obtain elsewhere at the same quality could adversely affect our business operations. Although we believe we could establish alternate manufacturers and sources for most of our raw materials, any delay in locating and establishing relationships with other sources could result in shortages of products we manufacture from such raw materials, with a resulting loss of sales and customers. In certain situations, we may need to alter our products or with our customer’s consent to substitute different materials from alternative sources.

A shortage of raw materials or an unexpected interruption of supply could also result in higher prices for those materials. We have experienced increases in various raw material costs, transportation costs and the cost of petroleum-based raw materials and packaging supplies used in our business. Increasing cost pricing pressures on raw materials and other products have continued throughout fiscal 2020 as a result of limited supplies of various ingredients, the effects of higher labor and transportation costs, and impact of Covid-19. We expect these upward pressures to continue through fiscal 2021. Although we may be able to raise our prices in response to significant increases in the cost of raw materials, we may not be able to raise prices sufficiently or quickly enough to offset the negative effects such cost increases could have on our results of operations or financial condition.

12

There can be no assurance suppliers will provide the quality raw materials we need in the quantities requested or at a price we are willing to pay. Because we do not control the actual production of these raw materials, we are also subject to delays caused by interruption in production of materials including but not limited to those resulting from conditions outside of our control, such as pandemics, weather, transportation interruptions, strikes, terrorism, natural disasters, and other catastrophic events.

Our OTC supplements business is subject to the effects of adverse publicity, which could negatively affect our sales and revenues.

Our business can be affected by adverse publicity or negative public perception about us, our competitors, our products, or our industry or competitors generally. Adverse publicity may include publicity about the OTC supplements industry generally, the efficacy, safety and quality of OTC supplements and other health care products or ingredients in general or our products or ingredients specifically, and regulatory investigations, regardless of whether these investigations involve us or the business practices or products of our competitors, or our customers. Any adverse publicity or negative public perception could have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations could be adversely affected if any of our products or any similar products distributed by other companies are alleged to be or are proved to be harmful to consumers or to have unanticipated and unwanted health consequences.

Our manufacturing and third-party fulfillment activities are subject to certain risks.

Our OTC supplements products are manufactured at third party manufacturing facilities in Canada. As a result, we are dependent on the uninterrupted and efficient operation of these facilities. Such manufacturing operations, and those of its suppliers, are subject to power failures, blackouts, border shutdowns, telecommunications failures, computer viruses, cybersecurity vulnerabilities, human error, breakdown, failure or substandard performance of our facilities, our equipment, the improper installation or operation of equipment, terrorism, pandemics (including Covid-19), natural or other disasters, intentional acts of violence, and the need to comply with the requirements or directives of governmental agencies, including the FDA. The occurrence of these or any other operational problems at such facilities may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Our Common Stock

There is a limited market for our common stock, and investors may find it difficult to buy and sell our shares.

Our common stock has been traded on the Nasdaq Capital Market since February 2022 and previously traded on the over-the-counter market. There is no assurance an active trading market for our common stock will be sustained or that we will remain eligible for continued listing on the Nasdaq Capital Market.

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

Our common stock currently trades on Nasdaq, where it is subject to various listing requirements. On March 24, 2023, the Company received a notification letter from Nasdaq’s Listing Qualifications Department notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share. On September 21, 2023, the Company received another notification letter from Nasdaq advising that Nasdaq’s staff has determined that the Company is eligible for an extension of an additional 180 calendar day period, or until March 18, 2024, to cure the bid price deficiency. We have obtained shareholder approval for and intend to complete a reverse stock split prior to March 18, 2024 to regain compliance with this rule. If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

13

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date, and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 30,000,000 shares of our preferred stock without further stockholder approval. 1,000,000 shares of preferred stock are designated Series B Preferred Stock. 10,000 shares of Series B Preferred Stock are outstanding and held by our chief executive officer. Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

The Series A Warrants, Series B Warrants, and Pre-Funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Series A Warrants Series B Warrants, or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants, Series B Warrants, or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants will be limited.

Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Series A Warrants, Series B Warrants, or Pre-Funded Warrants and acquire our common stock.

Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, until holders of Warrants or Pre-Funded Warrants acquire our common stock upon exercise of the Series A Warrants, Series B Warrants, or Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants will have no rights with respect to our common stock underlying such Series A Warrants, Series B Warrants, and Pre-Funded Warrants. Upon exercise of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

14

Provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could discourage an acquisition of us by a third-party.

Certain provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could make it more difficult or expensive for a third-party to acquire us. The Series A Warrants and Series B Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Series A Warrants and Series B Warrants. These and other provisions of the Series A Warrants and Series B Warrants could prevent or deter a third-party from acquiring us even where the acquisition could be beneficial to you.

The Series A Warrants and Series B Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of the Series A Warrants and Series B Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Series A Warrants and Series B Warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Series A Warrants and Series B Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of common stock underlying the Series A Warrants and Series B Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Series A Warrants and Series B Warrants are exercised, you may experience dilution to your holdings.

We will likely not receive any additional funds upon the exercise of the Series A Warrants.

If we receive the Warrant Stockholder Approval, the Series A Warrants may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Series A Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of the Series A Warrants.

Certain beneficial provisions in the Series A Warrants and Series B Warrants will not be effective until we are able to receive stockholder approval of such provisions, and if we are unable to obtain such approval the Warrant will have significantly less value.

Under Nasdaq listing rules, the alternative cashless exercise option in the Series A Warrants and certain anti-dilution provisions in the Series B Warrants will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the foregoing provisions will not become effective and the Series A Warrants and Series B Warrants will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

15

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors.” Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

16

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $8.5 million (or approximately $9.8 million if the underwriter exercises in full its over-allotment option), after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current binding agreements with respect to any acquisitions as of the date of this prospectus.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

17

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Nasdaq Capital Market under the symbol “SBFM.”

As of February 6, 2024, there were approximately 149 holders of record of our common stock.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	--	--	3,320,988
Equity compensation plans not approved by security holders	--	--	--

(1) Represents our 2023 Equity Incentive Plan.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate paying any dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. Our payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

18

CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2023, on:

•	an actual basis; and

•	on an as adjusted basis to give effect to the sale by us of 39,215,687 Units in this offering, at the assumed public offering price of $0.255 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended September 30, 2023, and the related notes thereto, included in this prospectus.

	As of September 30, 2023
	Actual	As adjusted
Cash and cash equivalents	$18,846,140	$27,296,140
Total liabilities	5,686,801	5,686,801
Stockholders’ equity:
Series B Preferred Stock, $0.10 par value: 1,000,000 shares authorized; 10,000 shares issued and outstanding	1,000	1,000
Common Stock, $0.001 par value: 3,000,000,000 shares authorized; 25,678,290 shares issued and outstanding, actual; 64,893,977 shares issued and outstanding, as adjusted	25,678	64,894
Capital paid in excess of par value	84,387,890	92,798,674
Accumulated comprehensive income	204,549	204,549
Accumulated (deficit)	(62,655,634)	(62,655,634)
Total stockholders’ equity	21,963,483	30,413,483

The above table is based on 25,678,290 shares of common stock outstanding as of September 30, 2023, and excludes 23,395,046 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $1.94.

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements. Please see “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Results of Operations

Comparison of results of operations for the three months ended September 30, 2023 and 2022

During the three months ended September 30, 2023, we generated $5,957,668 in sales, compared to $132,808 for the three months ended September 30, 2022, an increase of $5,824,860. The increase is attributable to sales generated by our wholly owned subsidiary, Nora Pharma, which we acquired in October 2022. The direct cost for generating these sales was $3,967,412 (66.6%) for the three months ended September 30, 2023, compared to $65,783 (49.5%) for the three months ended September 30, 2022. The increase in the cost of goods sold in 2023 is due to increased cost of manufacturing of the generic prescription drugs sold by Nora Pharma. Our gross profit grew to $1,990,256 for the three months ended September 30, 2023, compared to $67,025 for the three months ended September 30, 2022.

General and administrative expenses during the three-month period ended September 30, 2023, were $2,769,730, compared to $1,785,005 during the three-month period ended September 30, 2022, an increase of $984,725. This increase was the result of increased overhead associated with being a Nasdaq listed company and expenses related to Nora Pharma operations. Specifically, we incurred increased costs in consulting ($58,929), office ($467,397), salaries ($549,377) and taxes ($52,586). Overall, we incurred a loss of $779,474 from our operations for the three months ended September 30, 2023, compared to a loss of $1,717,980 from our operations in the three-month period ended September 30, 2022.

In addition, we had net interest income of $168,904 during the three months ended September 30, 2023, compared to a net interest income of approximately $260,936 during the three months ended September 30, 2022, as a result of interest earned on cash on hand.

As a result, we incurred a net loss of $651,482 ($0.04 per share) for the three months ended September 30, 2023, compared to a net loss of $1,457,019 ($0.08 per share) for the three-month period ended September 30, 2022.

Comparison of results of operations for the nine months ended September 30, 2023 and 2022

During the nine months ended September 30, 2023, we generated revenues of $16,412,586, compared to revenues of $405,760 for the nine months ended September 30, 2022, an increase of $16,006,826. The increase is attributable to sales generated by our recently acquired wholly owned subsidiary, Nora Pharma. The direct cost for generating these revenues was $10,641,461 (64.8%) for the nine months ended September 30, 2023, compared to $200,311 (49.4%) for the nine months ended September 30, 2022. The increase in the cost of goods sold in 2023 is due to increased cost of manufacturing of the generic prescription drugs sold by Nora Pharma. Our gross profit increased to $5,771,125 for the nine months ended September 30, 2023, compared to a gross profit of $205,449 for the same period in 2022.

General and administrative expenses during the nine-month period ended September 30, 2023, were $9,369,203 compared to $3,842,589 during the nine-month period ended September 30, 2022, an increase of $5,526,614. This increase was the result of increased overhead associated with being a Nasdaq listed company and expenses related to Nora Pharma operations. Specifically, we incurred increased costs in accounting ($63,608), consulting ($475,817), office costs ($972,328), research and development ($269,407), salaries ($3,239,801) and taxes ($212,953). Overall, we incurred a loss of $3,598,078 from our operations in the nine-month period ended September 30, 2023, compared to a loss from operations of $3,637,140 in the similar period of 2022.

20

In addition, we had net interest income of $517,163 during the nine months ended September 30, 2023, compared to a net interest income of $394,118 during the nine months ended September 30, 2022, as a result of interest earned on cash on hand.

As a result, we incurred a net loss of $3,256,020 ($0.12 per share) for the nine-month period ended September 30, 2023, compared to a net loss of $3,232,125 ($0.26 per share) for the nine-month period ended September 30, 2022.

Comparison of Results of Operations for the fiscal years ended December 31, 2022 and 2021

During our fiscal year ended December 31, 2022, we generated revenues of $4,345,603, compared to revenues of $228,426, in 2021. The increase was the result of our acquisition of Nora Pharma in October 2022, which accounted for $3,803,106 of these revenues. The cost of sales in 2022 and 2021 for generating these revenues was $2,649,028 and $117,830, respectively.

General and administrative expenses for our fiscal year ended December 31, 2022, were $28,697,325, compared to $2,550,730 during our fiscal year ended December 31, 2021, an increase of $26,146,595. The increase was largely a result of goodwill impairment of $18,326,719 and costs and expenses relating to the Nora Pharma acquisition.

We also incurred $39,412 in interest expense and $0 in losses from debt conversion in 2022, compared to $328,818 in interest expense and $9,726,485 in losses from debt conversion in 2021. The decrease in interest expense and losses from debt conversion in 2022 was due to our repayment of all outstanding debt in 2022.

As a result, we incurred a net loss of $26,511,136 for the year ended December 31, 2022, compared to a net loss of $12,436,447 for the year ended December 31, 2021.

Liquidity and Capital Resources

As of September 30, 2023, we had cash or cash equivalents of $18,846,140.

Net cash used in operating activities was $6,085,435 during the nine months ended September 30, 2023, compared to $3,001,746 during the nine-month period ended September 30, 2022. The increase was a result of the addition of Nora Pharma’s operations.

Cash flows used in investing activities were $386,920 for the nine months ended September 30, 2023, compared to $0 for the nine months ended September 30, 2022. The increase was the result of cash invested in Nora Pharma.

Cash flows provided by financing activities were $3,456,106 during the nine months ended September 30, 2023, compared to $41,561,363 during the nine months ended September 30, 2022. The decrease was primarily as a result of one offering made during the nine months ended September 30, 2023, compared to three offerings completed in February, March, and April 2022, and to a lesser extent due to our repurchase of a total of $540,629 in common stock in the first and third quarter of 2023.

As of December 31, 2022, we had cash and cash equivalents of $21,826,437.

On February 17, 2022, we completed an underwritten public offering of common stock and warrants for gross proceeds of $8 million. We received net proceeds of approximately $6.8 million from the offering.

21

On March 14, 2022, we completed a private placement of common stock and warrants for gross proceeds of $8 million. We received net proceeds of approximately $6.8 million from the private placement.

On April 28, 2022, we completed a private placement of common stock and warrants for gross proceeds of approximately $19.5 million. We received net proceeds of approximately $16.8 million from the private placement.

During the fiscal year ended December 31, 2022, we received aggregate proceeds of $13,193,177 in connection with warrant exercises.

During the year ended December 31, 2021, we issued a total of 559,144 shares of our common stock valued at $12,705,214 for the conversion of outstanding notes payable, reducing the debt by $2,867,243 and interest payable by $127,986 and generating a loss on conversion of $9,726,485.

During the year ended December 31, 2021, we did not sell any of our capital stock for cash; however, we entered into the following new debt arrangements:

•	On January 12, 2021, we issued a note in the principal amount of $150,000 with interest accruing at 5% per year, due January 12, 2023. The note was convertible after 180 days from issuance into common stock at a price of $0.30 per share. This note was converted to common stock on December 20, 2021.

•	On January 27, 2021, we issued a note in the principal amount of $300,000 with interest accruing at 5% per year, due January 27, 2023. The note was convertible after 180 days from issuance into common stock at a price equal to $0.50 per share. This note was converted to common stock on December 20, 2021.

•	On February 12, 2021, we issued a note in the principal amount of $700,000 with interest accruing at 5% per year, due February 12, 2023. The note was convertible after 180 days from issuance into common stock at a price of $0.60 per share. This note was converted to common stock on December 20, 2021.

•	On April 5, 2021, we issued a note in the principal amount of $330,000 with interest accruing at 10% per year, due January 5, 2022. The note was convertible after 180 days from issuance into common stock at a price 35% below market value. On October 13, 2021, the noteholder converted $330,000 in principal and $16,500 in accrued interest into 26,250 shares of common stock leaving a principal balance of $0. We repaid this note.

•	On April 20, 2021, we issued a note in the principal amount of $500,000 with interest accruing at 5% per year, due April 20, 2023. The note was convertible after 180 days from issuance into common stock at a price of $0.30 per share. We repaid this note following the closing of our public offering in February 2022.

•	On July 6, 2021, we issued a note in the principal amount of $900,000 with interest accruing at 5% per year, due July 6, 2023. The note was convertible after 180 days from issuance into common stock at a price of $0.30 per share. We repaid this note following the closing of our public offering in February 2022. In connection with this debt financing, we agreed to allow the lender, who is also the holder of a note dated November 25, 2020, to convert a total of $240,000 in principal into 120,000 shares of common stock leaving a principal balance of $10,000 and accrued interest of $7,750. On July 6, 2021, we paid off the remaining principal balance of this note and received forgiveness of the accrued interest.

•	On August 18, 2021, we issued a note in the principal amount of $500,000 with interest accruing at 5% per year, due August 18, 2023. The note is convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. We repaid this note following the closing of our public offering in February 2022.

22

Cash flows used in investing activities were $14,619,390 during the year ended December 31, 2022, compared to $0 during our fiscal year ended December 31, 2021. The reason for the increase was due to the acquisition of Nora Pharma. Net cash flows provided by financing activities were $39,465,107 in 2022 compared to $2,904,675 in 2021. The increase was primarily a result of the three (3) rounds of financing which took place in February, March, and April 2022. Net cash used in operations was $5,248,358 in 2022, compared to $1,829,128 in 2021. The reason for the increase was the acquisition of Nora Pharma.

We are not generating adequate revenues from our operations to fully implement our business plan as set forth herein. On February 17, 2022, we received net proceeds of approximately $6.8 million from the sale of common stock and warrants in an underwritten public offering. On March 14, 2022, we received net proceeds of approximately $6.8 million from the sale of common stock and warrants in a private placement. On April 28, 2022, we received net proceeds of approximately $16.8 million from the sale of common stock and warrants in a private placement. On May 16, 2023, we received net proceeds of approximately $4.1 million from the sale of common stock and warrants in a private placement. We believe our existing cash will be sufficient to fund our operations, including general and administrative expenses, research and development activities, and the generic pharmaceuticals sales business, for the next 18 to 24 months. There is no assurance our estimates will be accurate.

Management estimates that we will need additional capital in the amount of approximately $30 million for expansion of our drug development activities and generic pharmaceuticals operations, including possibly a Phase I clinical trial. Additional capital may not be available on terms acceptable to us, or at all. Currently, we do not have any committed arrangements for financing and can provide no assurance that we will be able to obtain financing when required. No assurance can be given that we will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business will be available on acceptable terms. Our inability to obtain acceptable financing could have an adverse effect upon the results of our operations and financial condition.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Leases

We follow the guidance in ASC 842 “Accounting for Leases,” as amended, which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease.

Our wholly owned subsidiary, Nora Pharma, currently occupies a 23,500 square foot facility located at 1565 Boulevard Lionel-Boulet, Varennes, Quebec, Canada, J3X 1P7 pursuant to a lease agreement that expires in January 2030, with an option to extend for 5 years. This site is composed of 18,500 square feet of warehouse space and 5,000 square feet of executive office space. The facility houses all administrative, marketing, quality control, regulatory affairs, and other operations personal, as well as a Health Canada licensed warehouse space. We pay a monthly rent of $27,250 CAD (approximately $19,900 USD), including taxes.

23

Recently Adopted Accounting Standards

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its unaudited consolidated financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

24

BUSINESS

History

We were incorporated in the State of Colorado on August 31, 2006, and on October 15, 2009, we acquired Sunshine Biopharma, Inc. in a transaction classified as a reverse acquisition.

Sunshine Biopharma, Inc. held an exclusive license to a new anticancer drug bearing the laboratory name, Adva-27a (the “License Agreement”). Upon completion of the reverse acquisition transaction, we changed our name to Sunshine Biopharma, Inc. and began operating as a pharmaceutical company.

In December 2015, we acquired all worldwide issued (US Patent Number 8,236,935, and 10,272,065) and pending patents under PCT/FR2007/000697 and PCT/CA2014/000029 for the Adva-27a anticancer compound and terminated the License Agreement.

In early 2020, we initiated a new R&D project focused on the development of a treatment for COVID-19 and on May 22, 2020, we filed a provisional patent application in the United States for the new coronavirus treatment. The patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease, Mpro. On April 30, 2021, we filed a PCT application containing new research results and extending coverage to include the Coronavirus Papain-Like protease, PLpro.

In June 2021, we initiated another R&D project in which we set out to determine if certain mRNA molecules can be used as anticancer agents. The data obtained for mRNA molecules bearing the laboratory name K1.1 became the subject of a new patent application filed in April 2022.

In October 2022, we acquired Nora Pharma, a Canadian generic pharmaceuticals company based in the greater Montreal area. Nora Pharma has 41 employees and operates in a 23,500 square foot facility certified by Health Canada. Nora Pharma currently sells 51 generic prescription drugs in Canada. The consolidated financial statements contained in this prospectus include the results of operations of Nora Pharma and Sunshine Canada.

Generic Prescription Drugs on the Market

As a result of the acquisition of Nora Pharma we now have the following generic prescription drugs on the market in Canada:

Drug	Action/Indication	Reference Brand
Alendronate	Osteoporosis	Fosamax®
Amlodipine	Cardiovascular	Norvasc®
Apixaban	Cardiovascular	Eliquis®
Atorvastatin	Cardiovascular	Lipitor®
Azithromycin	Antibacterial	Zithromax®
Candesartan	Hypertension	Atacand®
Candesartan HCTZ	Hypertension	Atacand Plus®
Celecoxib	Anti-inflammatory	Celebrex®
Cetirizine	Allergy	Reactine®
Ciprofloxacin	Antibiotic	Cipro®
Citalopram	Central nervous system	Celexa®
Clindamycin	Antibiotic	Dalacin®
Clopidogrel	Cardiovascular	Plavix®
Dapagliflozin	Diabetes	Forxiga®
Donepezil	Central nervous system	Aricept®
Duloxetine	Central nervous system	Cymbalta®
Dutasteride	Urology	Avodart®

25

Escitalopram	Central nervous system	Cipralex®
Ezetimibe	Cardiovascular	Ezetrol®
Finasteride	Urology	Proscar®
Flecainide	Cardiovascular	Tambocor®
Fluconazole	Antifungal	Diflucan®
Fluoxetine	Central nervous system	Prozac®
Hydroxychloroquine	Antimalarial	Plaquenil®
Lacosamide	Central nervous system	Vimpat®
Letrozole	Oncology	Femara®
Levetiracetam	Central nervous system	Keppra®
Mirtazapine	Central nervous system	Remeron®
Metformin	Diabetes	Glucophage®
Montelukast	Allergy	Singulair®
Olmesartan	Cardiovascular	Olmetec®
Olmesartan HCTZ	Cardiovascular	Olmetec Plus®
Pantoprazole	Gastroenterology	Pantoloc®
Paroxetine	Central nervous system	Paxil®
Perindopril	Cardiovascular	Coversyl®
Pravastatin	Cardiovascular	Pravachol®
Pregabalin	Central nervous system	Lyrica®
Quetiapine	Central nervous system	Seroquel®
Quetiapine XR	Central nervous system	Seroquel XR®
Ramipril	Cardiovascular	Altace®
Rizatriptan ODT	Central nervous system	Maxalt® ODT
Rosuvastatin	Cardiovascular	Crestor®
Sertraline	Central nervous system	Zoloft®
Sildenafil	Urology	Viagra®
Tadalafil	Urology	Cialis®
Telmisartan	Cardiovascular	Micardis®
Telmisartan HCTZ	Cardiovascular	Micardis Plus®
Topiramate	Anticonvulsant	Topamax®
Tramadol Acetaminophen	Central nervous system	Tramacet®
Zolmitriptan	Central nervous system	Zomig®
Zopiclone	Central nervous system	Imovane®

Generic Prescription Drugs Pipeline

In addition to the 51 drugs on the market, we currently have the following roster of generic prescription drugs scheduled to be launched in 2024 and 2025:

Generic Drugs	Therapeutic Area(s)	Development Stage	Launch Date
Group A (2 Products)	Cardiovascular, CNS*	Under manufacturing	2024Q1
Group B (6 Products)	Oncology, Gastroenterology, CNS*	Under regulatory review	2024Q2
Group C (3 Products)	Central Nervous System, Diabetes, CNS*	Under regulatory review	2024Q3
Group D (5 Products)	Cardiovascular, Urology, Endocrinology	Under regulatory review	2024Q4
Group E (16 Products)	Cardiovascular, Oncology, Anti-infectives, Anti- inflammatory, Diabetes, Gastroenterology, CNS*	Soon to be under regulatory review	2025

* Central Nervous System

26

We believe the addition of these products to our existing portfolio will strengthen our presence in the Canadian generic drugs marketplace and provide us with greater access to pharmacies as we become more of a go-to supplier for every-day and specialty medicines.

Proprietary Drugs in Development

We are currently developing the following drug candidates:

Proprietary Drugs	Therapeutic Area	Development Stage	Launch Date
Adva-27a (Small Molecule)	Oncology (Pancreatic Cancer)	Paused (See below)	TBD*
K1.1 (mRNA LNP)	Oncology (Liver Cancer)	Preclinical	TBD*
SBFM-PL4 (Small Molecule)	Antiviral (COVID-19)	Preclinical	TBD*

* To be determined

Adva-27a Anticancer Drug

Adva-27a is a small molecule designed for the treatment of aggressive forms of cancer. A Topoisomerase II inhibitor, Adva-27a has been shown to be effective at destroying Multidrug Resistant Cancer cells including Pancreatic Cancer cells, Breast Cancer cells, Small-Cell Lung Cancer cells and Uterine Sarcoma cells (Published in ANTICANCER RESEARCH, Volume 32, Pages 4423-4432, October 2012). We are the direct owner of all patents pertaining to Adva-27a including U.S. Patents Number 8,236,935 and 10,272,065.

In December 2022, we entered into a research agreement with the Jewish General Hospital (“JGH”), to conduct the IND-enabling studies of Adva-27a (the “Research Agreement”). In August 2023, we were informed by the JGH that the lab results on testing of the Adva-27a molecule were not favorable. After conclusion of an internal review of the lab results on November 2, 2023, we provided notice to JGH of termination of the Research Agreement. We have now paused the IND-enabling studies of Adva-27a pending a review of the possibility of chemical modification of the compound to address the suboptimal performance of the molecule in certain studies.

K1.1 Anticancer mRNA

In June 2021, we initiated a new research project in which we set out to determine if certain mRNA molecules can be used as anti-cancer agents. The data collected to date have shown that a selected group of mRNA molecules are capable of destroying cancer cells in vitro including multidrug resistant breast cancer cells (MCF-7/MDR), ovarian adenocarcinoma cells (OVCAR-3), and pancreatic cancer cells (SUIT-2). Studies using non-transformed (normal) human cells (HMEC cells) showed that these mRNA molecules had little cytotoxic effects. These new mRNA molecules, bearing the laboratory name K1.1, are readily adaptable for delivery into patients using the mRNA vaccine technology. In April 2022, we filed a provisional patent application in the United States covering the subject mRNA molecules.

We recently concluded an agreement with a specialized partner for the purposes of formulating our K1.1 mRNA molecules into lipid nanoparticles, ready for use to conduct studies in xenograft mice. Such xenograft, and other, studies are currently underway.

SBFM-PL4 Coronavirus Treatment

The initial genome expression products following infection by Betacoronavirus, the causative agent of COVID-19, are two large polyproteins, referred to as pp1a and pp1ab. These two polyproteins are cleaved at 15 specific sites by two virus encoded proteases, called Mpro and PLpro, to generate 16 different non-structural proteins essential for viral replication. Mpro and PLpro represent attractive anti-viral drug development targets as they play a central role in the early stages of viral replication. PLpro is of particular interest as a therapeutic target in that, in addition to processing essential viral proteins, it is also responsible for suppression of the human immune system making the virus more life-threatening. PLpro is present only in Betacoronaviruses, the subgroup of Coronaviruses represented by the highly pathogenic SARS-CoV, MERS-CoV, and SARS-CoV-2.

27

Our Anti-Coronavirus research effort has been focused on developing an inhibitor of PLpro and, on May 22, 2020, we filed a patent application in the United States covering composition subject matter pertaining to small molecules for inhibition of the Coronavirus PLpro as well as Mpro.

In February 2022, we expanded our PLpro inhibitors research effort by entering into a research agreement with the University of Arizona for the purposes of conducting research focused on determining the in vivo safety, pharmacokinetics, and dose selection properties of three University of Arizona owned PLpro inhibitors, to be followed by efficacy testing in mice infected with SARS-CoV-2 (the “Research Project”). Under the agreement, the University of Arizona granted the Company a first option to negotiate a commercial, royalty-bearing license for all intellectual property developed by University of Arizona under the Research Project. In addition, the Company and the University of Arizona entered into an option agreement (the “Option Agreement”) whereby the Company was granted a first option to negotiate a royalty-bearing commercial license for the underlying technology of the Research Project. On September 13, 2022, we exercised our options, and on February 24, 2023, we entered into an exclusive worldwide license agreement with the University of Arizona for all of the technology related to the Research Project.

We have recently expanded our objective to include the development of an injectable candidate of first-in-class PLpro inhibitor to treat SARS-CoV2 and potentially SARS-CoV and MERS-CoV infection in patients who could not use Paxlovid, Molnupiravir, or Remdesivir, due to concerns about drug interaction and possible ‘rebound’ infections and other side effects.

Intellectual Property

We are the sole owner of all worldwide rights pertaining to Adva-27a. These patent rights are covered by PCT/FR2007/000697 and PCT/CA2014/000029. The patent applications filed under these two PCT's have been issued in the United States (US Patent Number 8,236,935 and 10,272,065), Europe, and Canada.

On May 22, 2020, we filed a provisional patent application in the United States for a new treatment for Coronavirus infections. Our patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease, Mpro, an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020. On April 30, 2021, we filed a PCT application containing new research results and extending coverage to include the Coronavirus Papain-Like protease, PLpro. The priority date of May 22, 2020, has been maintained in the newly filed PCT application.

On April 20, 2022, we filed a provisional patent application in the United States covering mRNA molecules capable of destroying cancer cells in vitro. The patent application contains composition and utility subject matter pertaining to the structure and sequence of the relevant mRNA molecules.

Our wholly owned subsidiary, Nora Pharma, owns 180 Drug Identification Numbers (“DIN’s”) issued by Health Canada for prescription drugs currently on the market in Canada. These DIN’s were secured through in-licenses or cross-licenses from international manufacturers of generic pharmaceutical products.

In addition, we are the owner of two Natural Product Numbers (“NPN’s”) issued by Health Canada: NPN 80089663 authorizes us to manufacture and sell our in-house developed OTC product, Essential 9™, and NPN 80093432 authorizes us to manufacture and sell the OTC product, Calcium-Vitamin D under the brand name Essential Calcium-Vitamin D™.

Manufacturing

Our generic drugs are manufactured by several different international partners under long-term contracts.

We currently do not have any proprietary drugs on the market. Research quantities of our proprietary drug candidates are currently manufactured at the University of Arizona located in Tucson, Arizona (Anti-Coronavirus compounds), WuXi App Tech located in Hong Kong, China (Adva-27a compound), and Arranta Bio MA LLC located in Watertown, Massachusetts (K1.1 mRNA).

Our OTC products are manufactured under contract by INOV Pharma Inc. located in Montreal, Canada.

28

Marketing and Sales

Our generic drugs are currently being sold across Canada. All of our generic drug sales are conducted by Nora Pharma’s sales representatives based in key Provinces across Canada. In addition, a segment of our marketing team offers human resources and commercial assistance to pharmacies and pharmacy owners by providing experienced pharmacists and technical assistant recruitment services as well as training and education support.

Our OTC products are currently sold in the U.S. and Canada through Amazon.com and Amazon.ca, respectively. Our personnel together with outside consultants develop and place ads on Google, YouTube, Amazon, and other media outlets. The same team manages our accounts with Amazon.

Government Regulations

All of our business operations, including our generic drugs, proprietary drugs, and OTC products operations, are subject to extensive and frequently changing federal, state, provincial and local laws and regulations.

In the United States, the Federal Government agency responsible for regulating prescription drugs and nonprescription OTC supplements is the U.S. Food and Drug Administration (“FDA”). The Canadian counterpart to the FDA is Health Canada. Though the FDA and Health Canada have generally similar requirements for drugs and OTC supplements to be approved or allowed to be marketed, approval in one jurisdiction does not automatically result in approval in the other. In Canada, prescription drugs and nonprescription OTC supplements are authorized through the issuance by Health Canada of a Drug Identification Number (DIN) for the former and a Natural Product Number (NPN) for the latter. In the United States, the marketing of OTC supplements does not require prior approval from the FDA, provided that the ingredients are known to the FDA. In both the U.S. and Canada, the ingredients, manufacturing processes and facilities for all drugs and OTC supplements must meet the guidelines for Good Manufacturing Practices (“GMP”). Moreover, all drug manufacturers must perform a series of tests, both during and after production, to show that every drug or supplement batch made meets the regulatory requirements for that product.

Our generic prescription medicines are produced following the same Good Manufacturing Practices (GMP) guidelines as for brand-name drugs. Prescription drugs dossiers are filed with Health Canada in order to obtain a manufacturing Notice of Compliance (NOC) and a Drug Identification Number (DIN). The same grant the applicant marketing authorization in Canada. In the case of Nora Pharma’s products, Nora Pharma secures cross-licenses from supply partners holding NOC’s and in turn applies to Health Canada to obtain DIN’s issued in Nora Pharma’s name in order to commercialize in Canada. In Canada, the pan-Canadian Pharmaceutical Alliance (pCPA), an alliance of the provincial, territorial and federal governments that collaborates on a range of public drug plan initiatives to increase and manage access to clinically effective and affordable drug treatments, determines generic drugs pricing based on a percentage of the brand-name reference products.

In the area of proprietary drug development where our Anti-Coronavirus and Anti-Cancer compounds fall, we will be subject to significant regulations in the U.S. in order to obtain approval of the FDA to offer our products for sale. The approximate procedure for obtaining FDA approval involves an initial filing of an IND application following which the FDA would review and allow for the drug developer to proceed with Phase I clinical trials. Following completion of Phase I, the results are filed with the FDA and a request is made to proceed to Phase II. Similarly, following completion of Phase II the data are filed with the FDA and a request is made to proceed to Phase III. Following completion of Phase III, a new drug application, or NDA is submitted and a request is made for marketing approval. Depending on various issues and considerations, the FDA could provide “emergency use authorization” or limited approval for “compassionate-use” if the drug treats terminally ill patients with limited other treatment options available. As of the date of the filing of this prospectus, we have not made any filings with the FDA or other regulatory bodies in other jurisdictions. We anticipate filing an initial IND application for an anti-Covid-19 compound within approximately one year and filing an initial IND for our anti-cancer compound within approximately two years. We have however had discussions with clinicians and as a result we believe that the FDA and Health Canada are likely to grant us a so-called “fast-track” process on the basis of the ongoing Covid-19 pandemic and the terminal nature of the cancer type we are planning to treat. There are no assurances this will occur.

29

In connection with OTC supplements, the FDA regulates the formulation, manufacturing, packaging, storage, labeling, promotion, distribution, and sale of such products, while the Federal Trade Commission (“FTC”) regulates marketing and advertising claims. In August 2007, a rule issued by the FDA went into effect requiring companies that manufacture, package, label, distribute or hold OTC supplements to meet certain GMP requirements to ensure such products are of the quality specified and are properly packaged and labeled. We are committed to meeting or exceeding the standards set by the FDA and the FTC and we believe we are currently operating within both the FDA and FTC mandates.

Employees

As of the date of this prospectus we have a total of 46 employees, composed of our management team (5) and employees of Nora Pharma (41).

Presently, our proprietary drug development activities are subcontracted out to specialized service providers in the U.S. and Canada. We also use consultants for various other activities including legal, marketing, accounting, and IT.

Labors laws in Quebec provide for certain guaranteed minimum entitlements, including minimum wages, maternity leave, medical leave, employee termination conditions, etc. Moreover, the Province of Quebec has various language laws governing language use. These laws require corporate operations carried out in the Province of Quebec to be conducted to a large extent, and some cases entirely, in French. We and our Canadian subsidiaries operating in the Province of Quebec are fully compliant with these laws.

Competition

The Canadian generic pharmaceuticals market is valued at approximately $7.2 billion CAD (approximately $5.3 billion USD). Generic pharmaceutical companies produce and deliver more than 70% of the prescribed medicines with high quality at affordable prices. There are more than 35 active generic players in the market, of which, the top 3 hold approximately 50% share of the market. Nora Pharma is relatively new in this space but has demonstrated one of the fastest year-over-year sales increase amongst its peers.

Our Anti-Coronavirus drug development project is in direct competition with several companies in the U.S. that have developed effective vaccines or treatment options for Covid-19. The companies focused on treatments include Pfizer, Merck, Gilead, Eli Lilly, and Regeneron. Today two leading vaccines (Pfizer’s, and Moderna’s) and two antibody treatments (Regeneron’s, and Eli Lilly’s) are in use. Gilead’s Remdesivir, an antiviral injectable, was approved by the FDA for treatment of Covid-19 in October 2020. In addition, in December 2021, Pfizer received Emergency Use Authorization (“EUA”), for its antiviral pill, Paxlovid, and, in the same month, the FDA granted Merck EUA for its antiviral pill, Molnupiravir. While the approved vaccines, pills and injectable treatments are effective, we believe that additional treatment options such as the one we are developing which targets a different part of the virus could potentially form an important component of the range of anti-coronavirus treatment options available to attending physicians.

In the area of anticancer drug development, we compete with large publicly and privately held companies engaged in developing new cancer therapies. There are numerous other entities engaged in oncology therapeutics development that have greater resources than the resources presently available to us. Nearly all major pharmaceutical companies including Merck, Amgen, Roche, Pfizer, Bristol-Myers Squibb and Novartis, to name a few, have on-going anticancer drug development programs and some of the drugs they may develop could be in direct competition with our own. In addition, a number of smaller companies are working in the area of cancer therapy and could develop drugs that may be in competition with ours.

Similarly, our OTC products fall directly within a very crowded and highly competitive product sector. As of the date of this prospectus, we believe Essential 9™ is the only Essential Amino Acid product that comprises all 9 essential amino acids in capsule form. We believe this may provide us with a competitive advantage, at least for the near future but there are no assurances that this will occur.

30

Properties

Our principal place of business is located at 1177 Avenue of the Americas, 5th Floor, New York, NY 10036, pursuant to a month-to-month arrangement and a pay-per-use plan. Our minimum monthly rent is $289.00.

Our wholly owned subsidiary, Nora Pharma, currently occupies a 23,500 square foot facility located at 1565 Boulevard Lionel-Boulet, Varennes, Quebec, Canada, J3X 1P7 pursuant to a lease agreement that expires in January 2030, with an option to extend for 5 years. This site is composed of 18,500 square feet of warehouse space and 5,000 square feet of executive office space. The facility houses all administrative, marketing, quality control, regulatory affairs, and other operations personal, as well as a Health Canada licensed warehouse space. We pay a monthly rent of $27,250 CAD (approximately $19,900 USD), including taxes.

Legal Proceedings

We are not party to, and our property is not the subject of, any material legal proceedings.

31

MANAGEMENT

Directors and Executive Officers

The following table and biographical summaries set forth information, including principal occupation and business experience about our directors and executive officers:

Name	Age	Position(s)

Dr. Steve N. Slilaty	71	President, Chief Executive Officer and Chairman

Dr. Abderrazzak Merzouki	59	Chief Science Officer and Director

Camille Sebaaly	62	Chief Financial Officer and Secretary

Dr. Rabi Kiderchah	51	Director

David Natan	70	Director

Dr. Andrew Keller	70	Director

Malek Chamoun	39	Chief Development Officer and President of Nora Pharma Inc.

Marc Beaudoin	57	Chief Operating Officer

Dr. Steve N. Slilaty was appointed as our chief executive officer and chairman of our board of directors on October 15, 2009. Dr. Slilaty is an accomplished scientist and business executive. His scientific publications are widely cited. Sunshine Biopharma is the third in a line of biotechnology companies that Dr. Slilaty founded and managed. The first, Quantum Biotechnologies Inc. later known as Qbiogene Inc., was founded in 1991 and is now a member of a family of companies owned by MP Biomedicals, one of the largest international suppliers of biotechnology reagents and other research products. The second company which Dr. Slilaty founded, Genomics One Corporation, conducted an initial public offering of its capital stock in 1999 and, on the basis of its ownership of Dr. Slilaty’s patented TrueBlue Technology, Genomics One became one of the key participants in the Human Genome Project and reached a market capitalization of $1 billion in 2000. Formerly, Dr. Slilaty was a research team leader at the Biotechnology Research Institute (Montreal), a division of the National Research Council of Canada. Dr. Slilaty is one of the pioneers of Gene Therapy having developed the first gene delivery system applicable to humans in 1983 [Science 220: 725-727 (1983)]. Dr. Slilaty's other distinguished scientific career accomplishment was the discovery of a new class of enzymes, the S24 Family of Proteases (IUBMB Enzyme: EC 3.4.21.88) [Proc. Natl. Acad. Sci. U.S.A. 84: 3987-3991 (1987)]. In addition, Dr. Slilaty (i) developed the first site-directed mutagenesis system applicable to double-stranded DNA [Analyt. Biochem. 185: 194-200 (1990)], (ii) cloned the gene for the first yeast-lytic enzyme (lytic b-1,3-glucanase) [J. Biol. Chem. 266: 1058-1063 (1991)], (iii) developed a new molecular strategy for increasing the rate of enzyme reactions [Protein Engineering 4: 919-922 (1991)], and (iv) constructed a powerful new cloning system for genomic sequencing (TrueBlue® Technology) [Gene 213: 83-91 (1998)]. Most recently, Dr. Slilaty, in collaboration with Institut National des Sciences Appliquée (France), State University of New York at Binghamton (USA) and École Polytechnique, Université de Montréal (Canada), designed, patented, and advanced the development the first, and currently the only known anticancer compound (Adva-27a) capable of destroying multidrug resistant cancer cells [Anticancer Res. 32: 4423 (2011) and US Patent Numbers: 8,236,935 and 10,272,065]. These and other works of Dr. Slilaty are cited in research papers, editorials, review articles and textbooks. Dr. Slilaty is the author of 18 original research papers and 10 issued and pending. These and other works of Dr. Slilaty are cited in research papers, editorials, review articles and textbooks. Dr. Slilaty received his Ph.D. degree in Molecular Biology from the University of Arizona in 1983 and Bachelor of Science degree in Genetics and Biochemistry from Cornell University in 1976. Dr. Slilaty has received research grants from the NIH and NSF and he is the recipient of the 1981 University of Arizona Foundation award for Meritorious Performance in Teaching. Dr. Slilaty’s scientific knowledge and experience qualifies him to serve on our board of directors.

32

Dr. Abderrazzak Merzouki has served as a director since February 2016 and as chief science officer since January 2024. He served as chief operating officer from February 2016 to January 2024. In addition to his positions with our Company since January 2016 he has been self-employed as a consultant in the fields of biotechnology and pharmacology. From July 2007 through December 2016, Dr. Merzouki worked at the Institute of Biomedical Engineering in the Department of Chemical Engineering at Ecole Polytechnique de Montreal, where he taught and acted as a senior scientist involved in the research and development of plasmid and siRNA-based therapies. Dr. Merzouki is a molecular biologist and an immunologist with extensive experience in the area of gene therapy where he performed several preclinical studies for pharmaceutical companies involving the use of adenoviral vectors for cancer therapy and plasmid vectors for the treatment of peripheral arterial occlusions. Dr. Merzouki also has extensive expertise in the design of expression vectors, and production and purification of recombinant proteins. He developed technologies for production of biogeneric therapeutic proteins for the treatment of various diseases including cancer, diabetes, hepatitis and multiple sclerosis. Dr. Merzouki obtained his Ph.D. in Virology and Immunology from Institut Armand-Frappier in Quebec and received his post-doctoral training at the University of British Columbia and the BC Center for Excellence in HIV/AIDS research. Dr. Merzouki has over 30 publications and 70 communications in various, highly respected scientific journals in the field of cellular and molecular biology. Dr. Merzouki’s scientific knowledge and experience qualifies him to serve on our board of directors.

Camille Sebaaly was appointed as our chief financial officer, secretary and a director of our Company on October 15, 2009. He resigned as a director of the Company in October 2021. Since 2001, Mr. Sebaaly has been self-employed as a business consultant, primarily in the biotechnology and biopharmaceutical sectors. He held a number of senior executive positions in various areas including financial management, business development, project management and finance. As an executive and an entrepreneur, he combines expertise in strategic planning and finance with strong skills in business development and deal structure and negotiations. In addition, Mr. Sebaaly worked in operations, general management, investor relations, marketing and business development with emphasis on international business and marketing of advanced technologies including hydrogen generation and energy saving. In the area of marketing, Mr. Sebaaly has evaluated market demands and opportunities, created strategic marketing and business development plans, designed marketing communications and launched market penetration programs. Mr. Sebaaly graduated from State University of New York at Buffalo with an Electrical and Computer Engineering Degree in 1987.

Dr. Rabi Kiderchah has served as a director of the Company since October 2021. Dr. Kiderchah is a licensed physician in Canada. From 2000 until August 2021, he was working at Argenteuil Hospital, Lachute, Quebec, Canada, as an emergency room physician. He has also worked as what is referred to in Canada as a “medecins depanneurs”, working in rural areas where there are not enough ER doctors. Since August 2011 he has worked at Rabi Kiderchah Medecin Inc. as a freelance physician in the Quebec, Canada area. He received a Bachelor of Science degree in 1994 and an MD degree in 1998 from the University of Montreal. Dr. Kiderchah’s medical and scientific knowledge and experience qualifies him to serve on our board of directors.

David Natan has served as a director of the Company since February 2022. He currently serves as CEO of Natan & Associates, LLC, a consulting firm offering CFO services to public and private companies since 2007. From February 2010 to May 2020, Mr. Natan served as CEO of ForceField Energy, Inc. (OTCMKTS: FNRG), a company focused on LED lighting products. From February 2002 to November 2007, Mr. Natan served as CFO of PharmaNet Development Group, Inc., a drug development company, and, from June 1995 to February 2002, as CFO and VP of Global Technovations, Inc., a manufacturer and marketer of speaker components. Prior to that, Mr. Natan served in various roles with Deloitte & Touche LLP. From April 2020 through June 2023, Mr. Natan was Executive Vice President and Chief Financial Officer for Airborne Motorworks, Inc., Spokane, WA, a privately-held aerospace transportation company. Mr. Natan currently serves as a member of the Board of Directors and Chair of the Audit Committee of NetBrands, Inc. (OTC: NBND), a distributor of snack products, since February 2021; and serves as a member of the Board of Directors and Chair of the Audit Committee of Titan Pharmaceuticals Inc. (NASDAQ: TTNP) a pharmaceutical company, since August 2022. Additionally, in November 2023, Mr. Natan was appointed to the board of Directors and Audit Committee Chair of Minim Inc. (NASDAQ: MINM). Mr. Natan holds a B.A. in Economics from Boston University. Mr. Natan’s experience as a business executive and as a director and chairperson of audit committees for public companies qualifies him to serve on our board of directors.

33

Dr. Andrew M. Keller has served as a director of the Company since February 2022. From 2016 through November 2019, Dr. Keller was the Chief Medical Officer at the Western Connecticut Medical Group, Bethel CT, a multispecialty organization. He was employed by this group beginning in 1989, and in 2003 became Chief – Section of Cardiovascular Diseases. In 2014 he was appointed Chief Medical Informatics Officer. Previously, Dr. Keller was an Assistant Professor of Medicine/Radiology at Columbia University, The College of Physicians and Surgeons, NY, NY. Dr. Keller retired as a practicing physician in 2019. Upon his retirement as a practicing physician Dr. Keller enrolled as a full time student at Quinnipiac University College of Law, where he graduated with a Juris Doctor degree in 2023. In July 2023, Dr. Keller passed the Bar exam and was admitted to practice law in the State of Connecticut in November 2023. Since November 2023 he has been employed at the Law Office of Robin P. Keller LLC, Norwalk, CT advocating for the educational needs of disabled children with medically complex diagnoses. Dr. Keller received a Doctor of Medicine degree in 1979 from The Ohio State University and a Bachelor of Arts degree in Physics, Magna Cum Laude from Ithaca College in 1975. Dr. Keller’s medical, scientific and legal knowledge and experience qualify him to serve on our board of directors.

Malek Chamoun was appointed as our Chief Development Officer in January 2024. In addition, he is President of Nora Pharma, Inc., our wholly owned subsidiary that we acquired in October 2022. In 2017 he founded Nora Pharma, where he has been the President and CEO since inception. Mr. Chamoun received a bachelor’s degree in business administration from Hautes Études Commerciales, Montreal, Quebec, Canada in 2008 and became a licensed CPA in Canada in 2012. He devotes all of his business time to Nora Pharma’s affairs.

Marc Beaudoin was appointed as our Chief Operating Officer in January 2024. Mr. Beaudoin was the sole owner of M.A. Beaudoin Consulting Group Inc., a privately held business strategy consulting company in the Canadian pharmaceutical and biopharmaceutical sectors since 2016. From January 2018 through February 2019, he was employed by the KDA Group, Inc., a publicly held Canadian healthcare company, as the COO of KDA Group and CEO of its Canadian generic pharmaceutical division, Pharapar. From 2006 to 2016, he held several executive positions at Sandoz Canada in various areas including Marketing and Communications, Strategic Planning, Business Development & Portfolio Management. As an executive and an entrepreneur, he combines expertise in strategic planning with operational and commercial execution. Mr. Beaudoin obtained his MBA from Sherbrooke University in 2018. He also holds multiple certifications (including a fellowship) from the Association for Supply Chain Management.

Board of Directors Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Director Independence

Our independent directors consist of Dr. Kidershah, Mr. Natan and Dr. Keller.

Committees of our Board of Directors

The Company has established an audit committee, a compensation committee, and a corporate governance and nominating committee of our board of directors, each of which is comprised of each of our independent directors.

No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

34

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics is available on our website at www.sunshinebiopharma.com.

Executive Compensation

The following table sets forth compensation information for services rendered by our executive officers in all capacities during the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Dr. Steve N. Slilaty	2022	360,000	10,000	–	–	370,000
Chief Executive Officer and Director	2023	378,000	182,000	–	–	560,000

Camille Sebaaly	2022	300,000	630,000	–	–	930,000
Chief Financial Officer	2023	300,000	420,000	–	–	720,000

Dr. Abderrazzak Merzouki	2022	240,000	245,000	–	–	485,000
Chief Operating Officer and Director	2023	240,000	–	–	–	240,000

35

Employment Agreements

On April 8, 2022, we entered into an employment agreement with Dr. Steve N. Slilaty, our Chief Executive Officer. Pursuant to the employment agreement, Dr. Slilaty will continue to serve as our CEO and will be paid a base annual salary of $360,000 (which will increase annually at the rate of the Consumer Price Index or 5%, whichever is higher). The employment agreement has a term of four years and will renew automatically for a term of an additional three years. In the event the employment agreement is terminated by the Company without cause, the Company will pay Dr. Slilaty $10 million. Upon expiration of the employment agreement, the Company will pay Dr. Slilaty $2 million.

Outstanding Equity Awards at 2023 Fiscal Year-End

We did not have any outstanding equity awards as of December 31, 2023.

Director Compensation

The following table sets forth compensation we paid to our directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards	All Other Compensation	Total ($)
Dr. Rabi Kiderchah	80,000	–	–	–	80,000
Mr. David Natan	80,000	–	–	–	80,000
Dr. Abderrazzak Merzouki	80,000	–	–	–	80,000
Dr. Andrew Keller	80,000	–	–	–	80,000
Dr. Steve N. Slilaty	80,000	–	–	–	80,000

36

TRANSACTIONS WITH RELATED PERSONS

A note payable dated December 31, 2019, held by our chief executive officer, having a face value of $128,269 and accruing interest at 12% was due December 31, 2020. On December 31, 2020, we renewed the note together with accrued interest of $15,392 for a 12-month period. The new note had a face value of $143,661, accrued interest at 12% per year, and had a maturity date of December 31, 2021. On August 24, 2021, we paid off the entire principal balance of this note, together with accrued interest of $12,929 by making a cash payment of $156,590.

On February 22, 2022, we redeemed 990,000 shares of Series B Preferred Stock held by Dr. Steve Slilaty, our CEO, at a redemption price equal to the stated value of $0.10 per share.

On February 8, 2024, the Company issued and sold 20,000 shares of Series B Preferred Stock to Dr. Steve Slilaty for a purchase price equal to the stated value of $0.10 per share.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of common stock as of February 8, 2024, by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) any person or group as those terms are used in Section 13(d)(3) of the Exchange Act, believed by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The percentages listed are based upon 28,024,290 common shares issued and outstanding and 30,000 Series B Preferred shares outstanding as of February 8, 2024. Unless otherwise indicated, the address of each holder is c/o Sunshine Biopharma, Inc., 1177 Avenue of the Americas, 5th Floor, New York, NY 10036.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common	Dr. Steve N. Slilaty(1)	3,821,024	(3)	13.7%
Preferred		30,000	(2)	100%

Common	Camille Sebaaly(1)	174,465		*

Common	Dr. Abderrazzak Merzouki(1)	116,720		*

Common	Dr. Andrew Keller(1)	0		*

Common	David Natan(1)	0		*

Common	Dr. Rabi Kiderchah(1)	1,625		*

Common	Malek Chamoun(1)	3,700,000	(3)	13.2%

Common	Marc Beaudoin(1)	0		*

Common	All Officers and Directors as Group (8 persons):	4,113,834	(2)(3)	14.7%

___________________

* Less than 1%.

(1)	Officer and/or director of our Company.
(2)	Includes 30,000 shares of the Company’s Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 1,000 votes.
(3)	Includes 3,700,000 common shares owned by Malek Chamoun, the President of Nora Pharma Inc., a company acquired by the Company in October 2022. Dr. Slilaty controls the voting of Mr. Chamoun’s shares through a voting agreement between Mr. Chamoun and Dr. Slilaty dated October 20, 2022.

38

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value of $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.10 per share. 1,000,000 shares of our preferred stock are designated as Series B Preferred Stock.

As of February 8, 2024, there were 28,024,290 shares of our common stock, outstanding, which does not include:

•	23,395,046 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $1.94; and

•	30,000 outstanding shares of Series B Preferred Stock, which are not convertible into common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of one-third of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-Funded Warrants.

39

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holder will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-Funded Warrant was exercisable immediately prior to such fundamental transaction. The holders of the Pre-Funded Warrants may also require us to purchase the Pre-Funded Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Pre-Funded Warrants on the date of the fundamental transaction.

No Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of Pre-Funded Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Warrant Stockholder Approval

Under Nasdaq listing rules, the alternative cashless exercise option (described below) in the Series A Warrants, certain anti-dilution provisions in the Series B Warrants (described below), and the reverse stock split provision in both Series A Warrants and Series B Warrants (each described below) will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the foregoing provisions will not become effective and the Series A Warrants and Series B Warrants will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Series A Warrants and Series B Warrants to be issued in this offering

The following summary of certain terms and provisions of the Series A Warrants and Series B Warrants included in the Units and Pre-offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Series A Warrant and Series B Warrant, which are filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Series A Warrant and Series B Warrant.

Exercisability. The Series A Warrants and Series B Warrants are exercisable immediately and at any time up to the date that is two-and-a-half years (with respect to the Series A Warrants) or five years (with respect to the Series B Warrants) after their original issuance. The Series A Warrants and Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants and Series B Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants or Series B Warrants under the Securities Act is not effective, the holder may elect to exercise the Series A Warrants or Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of Series A Warrants or Series B Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

40

On or after receipt of the Warrant Stockholder Approval, a holder may also effect an “alternative cashless exercise” at any time while the Series A Warrants are outstanding. In such event, the aggregate number of shares issuable in such alternative cashless exercise will be equal to the number of Series A Warrants being exercised multiplied by two.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series A Warrants is $3.825, and the exercise price per whole share of common stock purchasable upon exercise of the Series B Warrants is $4.335. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subsequent Financing. In addition, conditioned upon the receipt of the Warrant Stockholder Approval, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series B Warrants then in effect, the exercise price of the Series B Warrants will be reduced to such price (subject to a floor of $[*] prior to the Warrant Stockholder Approval), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Reverse Stock Split. Conditioned upon the receipt of the Warrant Stockholder Approval, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Transferability. Subject to applicable laws, the Series A Warrants and Series B Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The Series A Warrants and Series B Warrants will be issued in registered form under a warrant agency agreement between Equiniti Trust Company, as warrant agent, and us. The Series A Warrants and Series B Warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and Series B Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A Warrants and Series B Warrants will be entitled to receive upon exercise of the Series A Warrants and Series B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants and Series B Warrants immediately prior to such fundamental transaction. The holders of the Series A Warrants and Series B Warrants may also require us to purchase the Series A Warrants and Series B Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Series A Warrants and Series B Warrants on the date of the fundamental transaction.

41

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or Series B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A Warrants or Series B Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A Warrant or Series B Warrants.

Governing Law. The Series A Warrants, Series B Warrants, and the warrant agency agreement are governed by New York law.

Reverse Stock Split. The Company shall effect a reverse stock split within seven (7) business days after the date that is the earlier of the date on which (x) the first meeting of stockholders to obtain Warrant Stockholder Approval is held or (y) the items to be approved under the Warrant Stockholder Approval have been approved in accordance with the applicable laws and corporate governing documents of the Company (the “First Reverse Split Date”). No reverse stock split shall be effectuated before the First Reverse Split Date, except if the consent has been obtained from a purchasers of the majority of the Units.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of 30,000,000 shares of preferred stock, par value $0.10 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series B Preferred Stock

1,000,000 shares of our authorized preferred stock have been designated Series B Preferred Stock. 30,000 shares of Series B Preferred Stock are outstanding and held by our chief executive officer, Dr. Steve N. Slilaty.

The Series B Preferred Stock votes together with the common stock on all matters submitted to a vote of the Company’s stockholders. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.

Upon any liquidation or dissolution of the Company, the Series B Preferred Stock will be entitled to a payment equal to the stated value of $0.10 per share, prior to any payments being made with respect to the common stock. The Series B Preferred Stock is not redeemable by the Company and is entitled to dividends when, as and if declared by the board of directors in its sole discretion.

42

UNDERWRITING

Aegis Capital Corp., or Aegis, is acting as the underwriter of the offering. We have entered into an underwriting agreement dated                , 2024 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units including a share of common stock, and the number of Units including a Pre-Funded Warrants, listed next to its name in the following table:

Underwriter	Number of Units including Common Stock	Number of Units including Pre-Funded Warrant
Aegis Capital Corp.		-
Total

The underwriter is committed to purchase all the Units offered by us, other than those covered by the over-allotment option described below, if they purchase any Units. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the Units, shares of common stock, Pre-Funded Warrants, Series A Warrants and Series B Warrants subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted to the underwriter an Over-Allotment Option exercisable not later than 45 days after the closing date of this offering to purchase up to a number of additional shares of Common Stock and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants equal to 15% of the number of securities sold in this offering at the applicable public offering price listed on the cover of this prospectus, less the underwriting discounts and commissions. The underwriter may exercise its Over-Allotment Option, if any, made in connection with this offering. If any additional shares of Common Stock and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants are purchased, the underwriter will offer these securities on the same terms as those on which the other securities are being offered.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit including Common Stock	Per Unit including Pre-Funded Warrant	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions (8.0%)	$	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1) We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds received in this offering.

43

The underwriter proposes to offer the Units to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession not in excess of $            per Unit. If all of the Units offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay $150,000 of the underwriter’s legal expenses relating to the offering.

We estimate that the total expenses of the offering payable by us, excluding the discount and non-accountable expense allowance, will be approximately $650,000.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors and shareholders holding at least five percent (5%) of the outstanding shares of common stock have agreed, subject to limited exceptions, without the prior written consent of the underwriter not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, for a period of 90 days from the closing date of this offering.

Company Standstill

We have agreed that without the prior written consent of the underwriter, we will not, for a period of ninety (90) days after the closing of this offering, subject to certain exceptions, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

Right of First Refusal

We have granted the underwriter a right of first refusal, for a period of three years from the consummation of this offering, to act as sole book-runner, sole manager, sole placement agent, sole agent, sole book-runner, sole book-running manger and/or sole underwriter, at the underwriter’s sole discretion, for each and every future public and private equity or debt offering or debt refinancing, including all equity linked financings (each, a “Subject Transaction”), during such three year period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the underwriter for such Subject Transactions.

Tail Financing

In addition, we have agreed to pay the above cash compensation to the extent that any fund which the underwriter contacted or introduced to us during the term of our engagement agreement with the underwriter dated January 23, 2024, provides financing or capital in any public or private offering or capital raising transaction during the three-month period following the closing of this offering or expiration or termination of our engagement letter with the underwriter dated January 23, 2024.

44

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriter or selling group members. The underwriter may agree to allocate a number of securities to underwriter and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

45

Other Relationships

The underwriter and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have in the past and may in the future receive customary fees. In February 2022, Aegis served as the underwriter in connection with a public offering of units, with each unit consisting of one share of common stock and two warrants, each warrant exercisable for one share of common stock, pursuant to an underwriting agreement between Aegis and us containing standard terms. Aegis received an underwriting discount of 8%, and a non-accountable expense allowance equal to 1% of the gross proceeds of the public offering. In March 2022, Aegis acted as the placement agent in connection with a private placement for the Company’s common stock or pre-funded warrants and warrants exercisable for common stock. Aegis was paid a commission equal to 10% of the gross proceeds received by the Company in the private placement and 2% of the gross proceeds as a non-accountable expense allowance. The Company paid Aegis certain fees and expenses including attorney fees. In April 2022, Aegis acted as the placement agent in connection with the private placement for the Company’s common stock or pre-funded warrants and warrants exercisable for common stock. Aegis was paid a commission equal to 10% of the gross proceeds received by the Company, and a non-accountable expense allowance equal to 2% of the gross proceeds, and will receive 5% of the proceeds from any exercise of warrants, payable on exercise. In May 2023, Aegis acted as the placement agent in connection with the private placement for the Company’s common stock, pre-funded warrants, each exercisable to purchase one share of common stock, and warrants, each exercisable to purchase one share of common stock. Aegis was paid a commission equal to 10% of the gross proceeds received by the Company, and a non-accountable expense allowance equal to 2% of the gross proceeds, and will receive 10% of the proceeds from any exercise of warrants, payable on exercise.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

46

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The enforceability of the pre-funded warrants, Series A Warrants, and Series B Warrants will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The validity of the securities being offered by this prospectus, including the shares, Units, Pre-Funded Warrants, Series A Warrants, Series B Warrants, and shares underlying the Pre-Funded Warrants, Series A Warrants, and Series B Warrants, will be passed upon for us by Andrew I. Telsey, P.C., Englewood, Colorado. Certain legal matters in connection with this offering have been passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of Sunshine Biopharma, Inc. at December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this prospectus have been audited by B F Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. We also maintain a website at https://sunshinebiopharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

47

Sunshine Biopharma, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

At September 30, 2023 and December 31, 2022

CONSOLIDATED FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report

At December 31, 2022 and 2021

F-1

Sunshine Biopharma, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,846,140	$21,826,437
Accounts receivable	2,034,119	1,912,153
Inventory	4,517,044	3,289,945
Prepaid expenses	37,556	283,799
Total Current Assets	25,434,859	27,312,334

Property and equipment	334,922	394,249
Intangible assets	1,216,207	776,856
Right-of-use-asset	664,296	760,409
TOTAL ASSETS	$27,650,284	$29,243,848

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$2,220,870	$2,802,797
Earnout payable	2,547,831	3,632,000
Income tax payable	201,541	373,191
Right-of-use-liability	117,840	123,026
Total Current Liabilities	5,088,082	6,931,014

Long-Term Liabilities:
Deferred tax liability	43,032	43,032
Right-of-use-liability	555,687	642,232
Total Long-Term Liabilities	598,719	685,264
TOTAL LIABILITIES	5,686,801	7,616,278

SHAREHOLDERS' EQUITY
Preferred Stock, Series B $0.10 par value per share; 1,000,000 shares authorized; 10,000 Shares issued and outstanding	1,000	1,000
Common Stock, $0.001 par value per share; 3,000,000,000 shares authorized; 25,678,290 and 22,585,632 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	25,678	22,585
Capital paid in excess of par value	84,387,890	80,841,752
Accumulated comprehensive income	204,549	161,847
Accumulated (Deficit)	(62,655,634)	(59,399,614)
TOTAL SHAREHOLDERS' EQUITY	21,963,483	21,627,570

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,650,284	$29,243,848

The accompanying notes are an integral part of these unaudited financial statements

F-2

Sunshine Biopharma, Inc.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,
	2023	2022	2023	2022

Sales	$5,957,668	$132,808	$16,412,586	$405,760
Cost of sales	3,967,412	65,783	10,641,461	200,311
Gross profit	1,990,256	67,025	5,771,125	205,449

General and Administrative Expenses:
Accounting	56,350	122,913	301,381	237,773
Consulting	221,781	162,852	745,850	270,033
Director fees	100,000	100,000	300,000	200,000
Legal	133,302	146,467	392,874	403,386
Marketing	241,897	217,666	502,987	400,386
Office	544,215	76,818	1,422,058	449,730
R&D	238,012	362,500	1,039,502	770,095
Salaries	1,144,377	595,000	4,344,801	1,105,000
Taxes	52,586	–	212,953	–
Depreciation	37,210	789	106,797	6,186
Total General and Administrative Expenses:	2,769,730	1,785,005	9,369,203	3,842,589

(Loss) from operations	(779,474)	(1,717,980)	(3,598,078)	(3,637,140)

Other Income (Expense):
Foreign exchange	40	25	(206)	45
Interest income	207,431	260,938	624,361	406,984
Debt release	–	–	–	10,852
Interest expense	(38,527)	(2)	(107,198)	(12,866)
Total Other Income (Expense)	168,944	260,961	516,957	405,015

Net (loss) before income taxes	(610,530)	(1,457,019)	(3,081,121)	(3,232,125)
Provision for income taxes	(40,952)	–	(174,899)	–
Net (Loss)	$(651,482)	$(1,457,019)	$(3,256,020)	$(3,232,125)

Gain (Loss) from foreign exchange translation	(460,507)	(45,126)	42,702	(56,764)
Comprehensive (Loss)	$(1,111,989)	$(1,502,145)	$(3,213,318)	$(3,288,889)

Basic (Loss) per common share	$(0.04)	$(0.08)	$(0.133)	$(0.26)

Weighted Average Common Shares Outstanding (Basic and Diluted)	25,690,449	18,885,632	24,507,122	12,789,733

The accompanying notes are an integral part of these unaudited financial statements

F-3

Sunshine Biopharma, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	September 30,	September 30,
	2023	2022

Cash Flows From Operating Activities:
Net (Loss)	$(3,256,020)	$(3,232,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	106,794	6,186
Foreign exchange	(374)	45
Debt release	–	(10,852)
Accounts receivable	(118,482)	7,776
Inventory	(1,221,112)	(163,991)
Prepaid expenses	247,977	2,235
Accounts payable and accrued expenses	(587,973)	437,267
Income tax payable	(172,076)	–
Interest payable	(1,084,169)	(48,287)
Net Cash Flows (Used) in Operations	(6,085,435)	(3,001,746)

Cash Flows From Investing Activities:
Reduction in Right-of-use asset	97,498	–
Purchase of intangible assets	(19,804)	–
Purchase of equipment	(464,614)	–
Net Cash Flows (Used) in Investing Activities	(386,920)	–

Cash Flows From Financing Activities:
Common stock issued	4,089,218	43,560,363
Exercise of warrants	1,156	–
Purchase of treasury stock	(541,143)	(99,000)
Lease liability	(93,125)	–
Payments of notes payable	–	(1,900,000)
Net Cash Flows Provided by Financing Activities	3,456,106	41,561,363

Cash and Cash Equivalents at Beginning of Period	21,826,437	2,045,167
Net increase (decrease) in cash and cash equivalents	(3,016,249)	38,559,617
Effect of exchange rate changes on cash	–	(105,617)
Foreign currency translation adjustment	35,952	56,764
Cash and Cash Equivalents at End of Period	$18,846,140	$40,555,931

Supplementary Disclosure of Cash Flow Information:	–	–
Cash paid for interest	$–	$61,151
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

F-4

Sunshine Biopharma, Inc.

Consolidated Statement of Shareholders' Equity (Unaudited)

	Number Of Common Shares	Common	Capital Paid in Excess of Par	Number Of Preferred Shares	Preferred	Comprehensive	Accumulated
	Issued	Stock	Value	Issued	Stock	Income	Deficit	Total
Three Month Period Ended September 30, 2023
Balance at June 30, 2023	25,746,302	$25,746	$84,422,143	10,000	$1,000	$665,056	$(62,004,152)	$23,109,793
Repurchase stock	(68,012)	(68)	(34,253)	–	–	–	–	–
Net (loss)	–	–	–	–	–	(460,507)	(651,482)	(1,111,989)
Balance at September 30, 2023	25,678,290	$25,678	$84,387,890	10,000	$1,000	$204,549	$(62,655,634)	$21,963,483

Nine Month Period Ended September 30, 2023
Balance December 31, 2022	22,585,632	$22,585	$80,841,752	10,000	$1,000	$161,847	$(59,399,614)	$21,627,570
Repurchase of common stock	(513,723)	(514)	(540,629)	–	–	–	–	–
Common stock and pre-funded warrants issued in a private offering	2,450,000	2,451	4,086,767	–	–	–	–	4,089,218
Exercise of warrants	1,156,381	1,156	–	–	–	–	–	1,156
Net (loss)	–	–	–	–	–	42,702	(3,256,020)	(3,213,318)
Balance at September 30, 2023	25,678,290	$25,678	$84,387,890	10,000	$1,000	$204,549	$(62,655,634)	$21,963,483

Three Month Period Ended September 30, 2022
Balance at June 30, 2022	18,885,632	$18,886	$76,331,451	10,000	$1,000	$(34,777)	$(34,430,280)	$41,886,280
Net (loss)	–	–	–	–	–	(45,126)	(1,457,019)	(1,502,145)
Balance at September 30, 2022	18,885,632	$18,886	$76,331,451	10,000	$1,000	$(79,903)	$(35,887,299)	$40,384,135

Nine Month Period Ended September 30, 2022
Balance December 31, 2021	2,595,620	$2,596	$32,787,379	1,000,000	$100,000	$(23,139)	$(32,655,174)	$211,662
Common stock and pre-funded warrants issued in public offering	6,656,526	6,657	30,360,528	–	–	–	–	30,367,185
Exercise of warrants	9,633,486	9,633	13,183,544	–	–	–	–	13,193,177
Preferred stock purchased from related party	–	–	–	(990,000)	(99,000)	–	–	(99,000)
Net (loss)	–	–	–	–	–	(56,764)	(3,232,125)	(3,288,889)
Balance at September 30, 2022	18,885,632	$18,886	$76,331,451	10,000	$1,000	$(79,903)	$(35,887,299)	$40,384,135

The accompanying notes are an integral part of these unaudited financial statements

F-5

Sunshine Biopharma, Inc.

Notes to Unaudited Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022

Note 1 – Description of Business

The Company was originally incorporated under the name Mountain West Business Solutions, Inc. on August 31, 2006, in the State of Colorado. Effective October 15, 2009, the Company acquired Sunshine Biopharma, Inc. in a transaction classified as a reverse acquisition. Upon completion of the reverse acquisition transaction, the Company changed its name to Sunshine Biopharma, Inc. and began operating as a pharmaceutical company.

In addition to conducting its own drug development activities, Sunshine Biopharma operates two wholly owned subsidiaries: (i) Nora Pharma Inc. (“Nora Pharma”), a Canadian corporation with a portfolio of pharmaceutical products consisting of 51 generic prescription drugs on the market in Canada, and (ii) Sunshine Biopharma Canada Inc. (“Sunshine Canada”), a Canadian corporation which develops and sells nonprescription over-the-counter (“OTC”) products. In addition to the 51 generic prescription drugs currently on the market in Canada, the Company has 32 additional generic prescription drugs scheduled to be launched in 2024 and 2025 in Canada.

The Company has determined that it has two reportable segments:

•	Prescription Generic Pharmaceuticals (“Generic Pharmaceuticals”)
•	Nonprescription Over-The-Counter Products (“OTC Products)

Through December 31, 2022 and as of September 30, 2023, sales from the Generic Pharmaceuticals segment represented approximately 97% of total revenues of the Company while the remaining approximately 3% was generated from the sale of OTC Products. Based on these results, the Company deems segmentation reporting to be immaterial at September 30, 2023.

The Company is not subject to material customer concentration risks as it sells its products directly to pharmacies in several Canadian Provinces. Provincial governments in Canada reimburse patients for their prescription drugs expenditures to various degrees under drug reimbursement programs, making generic drugs prices highly dependent on government regulations which may change over time. The most recent negotiations between the pan-Canadian Pharmaceutical Alliance and the Canadian Generic Pharmaceutical Association have resulted in updated generic pricing for certain products which took effect on October 1, 2023. The updated prices are valid for three years and the agreement contains an option to extend for an additional two years.

In addition, the Company is engaged in the development of the following proprietary drugs:

•	Adva-27a, a small chemotherapy molecule for treatment of pancreatic cancer (IND-enabling studies were paused on November 2, 2023 due to unfavorable results. See Note 13 – Subsequent Events)
•	K1.1 mRNA, a lipid nano-particle (LNP) targeted for liver cancer
•	SBFM-PL4, a protease inhibitor for treatment of Coronavirus infections

F-6

Note 2 – Basis of Presentation

The unaudited financial statements of the Company for the nine months periods ended September 30, 2023 and 2022 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2022, was derived from the audited financial statements included in the Company's financial statements as of and for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2023. These financial statements should be read in conjunction with that report.

Note 3 – Private Placement

On May 16, 2023, the Company completed a private placement pursuant to a securities purchase agreement with a single institutional investor for gross proceeds of approximately $5 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The net proceeds received by the Company were $4,089,218.

In connection with the private placement, the Company issued (i) 2,450,000 shares of common stock, (ii) 3,502,381 pre-funded warrants (the “May Pre-Funded Warrants”), and (iii) investor warrants (the “May Investor Warrants”) to purchase up to 11,904,762 shares of common stock at $0.59 per share. Each share of common stock and accompanying two May Investor Warrants were sold together at a combined offering price of $0.84 and each May Pre-Funded Warrant and accompanying two May Investor Warrants were sold together at a combined offering price of $0.839. The May Pre-Funded Warrants are immediately exercisable at a nominal exercise price of $0.001, and may be exercised at any time until all of the May Pre-Funded Warrants are exercised in full. The May Investor Warrants which have an exercise price of $0.59 per share (subject to adjustment as set forth therein), are exercisable upon issuance and will expire five and a half years from the date of issuance. As of September 30, 2023, a total of 1,156,381 May Pre-Funded Warrants and no May Investor Warrants have been exercised. The net proceeds received from the exercise of May Pre-Funded Warrants were $1,156.

Note 4 – Acquisition of Nora Pharma Inc.

On October 20, 2022, the Company acquired all of the issued and outstanding shares of Nora Pharma Inc. The purchase price for the shares was $18,860,637 (USD), $14,346,637 of which was paid in cash and the remainder was paid through the issuance of 3,700,000 shares of the Company’s common stock valued at $4,514,000 or $1.22 per share. Nora Pharma sells generic pharmaceutical products in Canada. Nora Pharma’s operations are authorized by a Drug Establishment License issued by Health Canada.

F-7

The following table summarizes the allocation of the purchase price as of October 20, 2022, the acquisition date using Nora Pharma’s balance sheet assets and liabilities:

Accounts receivable	$1,358,121
Inventory	3,181,916
Intangible assets	659,571
Equipment & furniture	210,503
Other assets	1,105,093
Total assets	6,515,204
Liabilities assumed	(5,981,286)
Net assets	533,918
Goodwill	18,326,719
Total Consideration	$18,860,637

The value of the 3,700,000 common shares issued as part of the consideration paid for Nora Pharma was determined based on the closing market price of the Company’s common shares on the acquisition date, October 20, 2022 ($1.22 per share).

The Company impaired 100% of the goodwill amount in 2022 and plans to depreciate the intangible assets as detailed in Note 5 below.

As part of the consideration paid for Nora Pharma, the Company agreed to a $5,000,000 CAD ($3,632,000 USD) earnout amount payable to Mr. Malek Chamoun, the Seller of Nora Pharma. The earnout is payable in the form of twenty (20) payments of $250,000 CAD for every $1,000,000 CAD increase in gross sales (as defined in the Purchase Agreement) above Nora Pharma’s June 30, 2022 gross sales, provided that his employment with the Company is not terminated pursuant to the Company’s employment agreement with him. The total earnout amount of $3,632,000 has been recorded as a salary payable. During the nine-month period ended September 30, 2023, the Company paid an earn-out amount of $1,084,169 leaving a balance earn-out to be paid of $2,547,831 at September 30, 2023.

The unaudited financial information in the table below summarizes the combined results of operations of the Company and Nora Pharma for the years ended December 31, 2022 and 2021, on a pro forma basis, as though the two companies had been combined as of January 1, 2021. The unaudited pro forma financial information does not purport to be indicative of the Company's combined results of operations which would have been obtained had the acquisition taken place on January 1, 2021, nor should it be taken as indicative of future consolidated results of operations:

Pro Forma Results From Acquisition	December 31, 2022	December 31, 2021
Total revenues	$14,758,115	$7,927,165
Net (loss) from operations	$(26,192,503)	$(2,224,253)
Net (loss)	$(26,164,764)	$(12,289,655)
Basic and fully diluted (loss) per share	$(1.74)	$(4.70)
Weighted average number of shares outstanding	15,056,097	2,612,061

F-8

Note 5 – Intangible Assets

Intangible assets, net, consisted of the following at September 30, 2023:

Balance June 30, 2023	$1,233,570
Dossier fee additions	13,905
Balance at September 30, 2023	1,247,475
Less accumulated amortization	(31,268)
Finite-lived intangible assets, net, at September 30, 2023	$1,216,207

Balance December 31, 2022	$776,856
Dossier fee additions	470,619
Balance at September 30, 2023	1,247,475
Less accumulated amortization	(31,268)
Finite-lived intangible assets, net, at September 30, 2023	$1,216,207

Amortization expense for the three months period ended September 30, 2023, and the nine months period ended September 30, 2023, amounted to $10,797 and $26,746, respectively.

As of September 30, 2023, estimated amortization expense of the Company’s intangible assets for each of the next five years is as follows:

2024	$55,418
2025	55,418
2026	54,240
2027	15,599
2028	7,370

Note 6 – Reverse Stock Splits

Effective February 9, 2022, the Company completed a 1 for 200 reverse split of its common stock. The Company had previously completed two 20 to 1 reverse stock splits, one in 2019 and the other in 2020. The Company’s financial statements reflect all three reverse stock splits on a retroactive basis for all periods presented and for all references to common stock, unless specifically stated otherwise.

F-9

Note 7 – Capital Stock

The Company’s authorized capital is comprised of 3,000,000,000 shares of common stock, par value $0.001, and 30,000,000 shares of preferred stock, $0.10 par value. As of December 31, 2022 and September 30, 2023, the Company had authorized 1,000,000 shares of Series B Preferred Stock. The Series B Preferred Stock is non-convertible, non-redeemable and non-retractable. It has superior liquidation rights to the common stock at $0.10 per share and gives the holder the right to 1,000 votes per share. As of September 30, 2023 and December 31, 2022, 10,000 shares of Series B Preferred Stock are outstanding and held by the Company’s chief executive officer.

On February 17, 2022, the Company completed a public offering and received net proceeds of $6,833,071 from the offering. Pursuant to the public offering, the Company issued and sold an aggregate of 1,882,353 shares of common stock and 4,102,200 warrants to purchase shares of common stock (the “Tradeable Warrants”).

On February 22, 2022, the Company redeemed 990,000 shares of Series B Preferred Stock from the CEO of the Company at a redemption price equal to the stated value of $0.10 per share. The remaining 10,000 shares of Series B Preferred Stock could not be voted pursuant to a warrant agent agreement relating to the Tradeable Warrants (the “Warrant Agent Agreement”). On October 12, 2023, the Company held a special meeting of the holders of the outstanding Tradeable Warrants in which the holders of the majority of the outstanding Tradeable Warrants approved an amendment to the Warrant Agent Agreement to eliminate the provision that prohibited the Company’s CEO from exercising his voting rights under the Series B Preferred Stock, as well as to lower the exercise price of the Tradeable Warrants to $0.11. The Company entered into the amendment to the Warrant Agent Agreement on October 18, 2023.

On March 14, 2022, the Company completed a private placement and received net proceeds of $6,781,199. In connection with this private placement, the Company issued (i) 2,301,353 shares of its common stock together with investor warrants (“Investor Warrants”) to purchase up to 2,301,353 shares of common stock, and (ii) 1,302,251 pre-funded warrants (“Pre-Funded Warrants”) with each Pre-Funded Warrant exercisable for one share of common stock, together with Investor Warrants to purchase up to 1,302,251 shares of common stock. Each share of common stock and accompanying Investor Warrant was sold together at a combined offering price of $2.22 and each Pre-Funded Warrant and accompanying Investor Warrant were sold together at a combined offering price of $2.219. The Pre-Funded Warrants were immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Investor Warrants have an exercise price of $2.22 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance.

On April 28, 2022, the Company completed another private placement and received net proceeds of $16,752,915. In connection with this private placement, the Company issued (i) 2,472,820 shares of its common stock together with warrants (“April Warrants”) to purchase up to 4,945,640 shares of common stock, and (ii) 2,390,025 pre-funded warrants (“Pre-Funded Warrants”) with each Pre-Funded Warrant exercisable for one share of common stock, together with April Warrants to purchase up to 4,780,050 shares of common stock. Each share of common stock and accompanying two April Warrants were sold together at a combined offering price of $4.01 and each Pre-Funded Warrant and accompanying two April Warrants were sold together at a combined offering price of $4.009. The Pre-Funded Warrants were immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The April Warrants have an exercise price of $3.76 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance.

On October 20, 2022, the Company issued 3,700,000 shares of common stock as part of the acquisition of Nora Pharma. These shares were valued at $4,514,000, or $1.22 per share.

F-10

On January 19, 2023, the Company announced a stock repurchase program of up to $2 million (“Stock Repurchase Program”). During the six months ended June 30, 2023, the Company repurchased a total of 445,711 shares of common stock at an average price of $1.1371 per share for a total cost of $506,822. The 445,711 repurchased common shares were cancelled and returned to treasury reducing the number of issued and outstanding shares from 22,585,632 to 22,139,921.

On May 16, 2023, the Company completed a private placement pursuant to a securities purchase agreement with a single institutional investor for gross proceeds of approximately $5 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The net proceeds received by the Company were $4,089,218. In connection with the private placement, the Company issued (i) 2,450,000 shares of common stock, (ii) 3,502,381 pre-funded warrants (the “May Pre-Funded Warrants”), and (iii) investor warrants (the “May Investor Warrants”) to purchase up to 11,904,762 shares of common stock at $0.59 per share. Each share of common stock and accompanying two May Investor Warrants were sold together at a combined offering price of $0.84 and each May Pre-Funded Warrant and accompanying two May Investor Warrants were sold together at a combined offering price of $0.839. The May Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the May Pre-Funded Warrants are exercised in full. The May Investor Warrants which have an exercise price of $0.59 per share (subject to adjustment as set forth therein), are exercisable upon issuance and will expire five and a half years from the date of issuance.

In 2022 and the first six months of 2023, the Company issued a total of 10,789,867 shares of common stock in connection with warrant exercises for aggregate net proceeds of $13,194,335.

In July 2023, the Company repurchased a total of 68,012 shares of common stock on the open market under the Stock Repurchase Program announced on January 19, 2023, at an average price of $0.5046 per share for a total cost of $34,321. In October 2023, the 68,012 repurchased common shares were cancelled and returned to treasury reducing the number of issued and outstanding shares from 25,746,302 to 25,678,290.

As of September 30, 2023 and December 31, 2022, the Company has a total of 25,678,290 and 22,585,632 shares of common stock issued and outstanding, respectively.

The Company has declared no dividends since inception.

Note 8 – Warrants

The Company accounts for issued warrants either as a liability or equity in accordance with ASC 480-10 or ASC 815-40. Under ASC 480-10, warrants are considered a liability if they are mandatorily redeemable and they require settlement in cash, other assets, or a variable number of shares. If warrants do not meet liability classification under ASC 480-10, the Company considers the requirements of ASC 815-40 to determine whether the warrants should be classified as a liability or as equity. Under ASC 815-40, contracts that may require settlement for cash are liabilities, regardless of the probability of the occurrence of the triggering event. Liability-classified warrants are measured at fair value on the issuance date and at the end of each reporting period. Any change in the fair value of the warrants after the issuance date is recorded in the consolidated statements of operations as a gain or loss. If warrants do not require liability classification under ASC 815-40, in order to conclude warrants should be classified as equity, the Company assesses whether the warrants are indexed to its common stock and whether the warrants are classified as equity under ASC 815-40 or other applicable GAAP standard. Equity-classified warrants are accounted for at fair value on the issuance date with no changes in fair value recognized after the issuance date.

F-11

In 2022 and during the first nine months of 2023, the Company completed four financing events, and in connection therewith, it issued warrants as follows:

Type	Number	Exercise Price	Expiry Date
Pre-Funded Warrants	3,692,276	$0.001	Unlimited
Tradeable Warrants	4,102,200	$2.22*	February 2027
Investor Warrants	3,603,604	$2.22	March 2027
April Warrants	9,725,690	$3.76	April 2027
May Pre-Funded Warrants	3,502,381	$0.001	Unlimited
May Investor Warrants	11,904,762	$0.59	November 2028

*	The Tradeable Warrants had an initial exercise price of $4.25, subject to adjustment. Upon the closing of the Company's private placement on March 14, 2022, the exercise price of the Tradeable Warrants was reduced to $2.22, in accordance with the terms thereof.

As of September 30, 2023, all of the Pre-Funded Warrants and a total of 3,138,507 Tradeable Warrants, 2,802,703 Investor Warrants, and 1,156,381 May Pre-Funded Warrants were exercised resulting in aggregate proceeds of $13,194,335 received by the Company.

The Company’s outstanding warrants at September 30, 2023 consisted of the following:

Type	Number	Exercise Price	Expiry Date
Pre-Funded Warrants	None	$0.001	Unlimited
Tradeable Warrants	963,693	$2.22*	February 2027
Investor Warrants	800,901	$2.22	March 2027
April Warrants	9,725,690	$3.76	April 2027
May Pre-Funded Warrants	2,346,000	$0.001	Unlimited
May Investor Warrants	11,904,762	$0.59	November 2028

*	On October 12, 2023, the Company held a special meeting of the holders of its outstanding Tradeable Warrants in which a majority of the holders approved an amendment to the Warrant Agent Agreement to reduce the exercise price of the Tradeable Warrants to $0.11 per warrant. The amendment was executed on October 18, 2023.

Note 9 – Net Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, without consideration for common stock equivalents.

Diluted net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, taking into consideration common stock equivalents.

F-12

In February 2022, the Company issued 4,102,200 Tradeable Warrants pursuant to the Company’s Public Offering. In March and April 2022, the Company issued 3,603,604 Investor Warrants and 9,725,690 April Warrants pursuant to two private placements. In May 2023, the Company issued 11,904,762 May Investor Warrants pursuant to two private placements. As of September 30, 2023, 3,138,507 Tradeable Warrants and 2,802,703 Investor Warrants were exercised, leaving 963,693 Tradeable Warrants, 800,901 Investor Warrants, 9,725,690 April Warrants, and 11,904,762 May Investor Warrants outstanding. These warrants are dilutive and were included in the diluted earnings per share.

In March and April 2022, the Company issued and sold Pre-Funded Warrants to purchase an aggregate of 3,692,276 shares of common stock at a nominal exercise price of $0.001 per share. During the nine months ended September 30, 2023, all of these warrants were exercised and therefore had no remaining dilutive effect.

In May 2023, the Company issued and sold May Pre-Funded Warrants to purchase an aggregate of 3,502,381 shares of common stock at a nominal exercise price of $0.001 per share. During the nine months ended September 30, 2023, 1,156,381 of these warrants were exercised leaving 2,346,000 outstanding. These warrants were not included in the calculation of weighted average outstanding shares as they would be ant-dilutive.

Note 10 – Lease

The Company has obligations as a lessee for office space with initial non-cancellable terms in excess of one year. The Company classified the lease as an operating lease. The lease contains a renewal option for a period of five years. Because the Company is certain to exercise the renewal option, the optional period is included in determining the lease term, and associated payments under the renewal option are included in the lease payments. The Company’s lease does not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contract include fixed payments plus a variable Payment. The Company’s office space lease requires it to make variable payments for the Company’s proportionate share of building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred.

Amounts reported on the balance sheet as of September 30, 2023 were as follows:

Operating lease ROU asset	$664,296
Operating Lease liability - Short-term	$117,840
Operating lease liability - Long-term	$555,687
Remaining lease term	6 years 3 months
Discount rate	6%

Amounts disclosed for ROU assets obtained in exchange for lease obligations and reductions of ROU assets resulting from reductions of lease obligations include amounts reduced from the carrying amount of ROU assets resulting from deferred rent.

F-13

Maturities of lease liabilities under non-cancellable operating leases at September 30, 2023 are as follows:

2023	$30,124
2024	116,090
2025	116,277
2026	110,134
2027	103,736
Thereafter	197,166

Note 11 – Management and Director Compensation

The Company paid its officers cash compensation totaling $245,000 and $362,500 and $1,290,000 and $770,095 for the three and nine-month periods ended September 30, 2023 and 2022, respectively.

The Company paid its directors cash compensation totaling $100,000 and $300,000 and $100,000 and $200,000 for the three and nine-month periods ended September 30, 2023 and 2022, respectively.

Note 12 – Income Taxes

In calculating the provision for income taxes on an interim basis, the Company uses an estimate of the annual effective tax rate based upon currently known facts and circumstances and applies that rate to its year-to-date earnings or losses. The Company’s effective tax rate is based on expected income and statutory tax rates and takes into consideration permanent differences between financial statement and tax return income applicable to the Company in the various jurisdictions in which the Company operates. The effect of discrete items, such as changes in estimates, changes in rates or tax status, and unusual or infrequently occurring events, is recognized in the interim period in which the discrete item occurs. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained or as the result of new judicial interpretations or regulatory or tax law changes.

The Company’s interim effective tax rate, inclusive of discrete items, for the nine-month periods ended September 30, 2023 and 2022 was 26.83%.

Note 13 – Subsequent Events

On October 12, 2023, the Company held a special meeting of the holders of its outstanding Tradeable Warrants in which the holders of the majority of the outstanding Tradeable Warrants approved an amendment to the Warrant Agent Agreement to (i) reduce the exercise price of the Tradeable Warrants to $0.11, subject to further adjustment as provided therein, and (ii) eliminate the provision that prohibits the Company’s CEO from exercising his voting rights under his Series B Preferred Stock.

In December 2022, the Company had entered into a research agreement with the Jewish General Hospital (“JGH”), Montreal, Canada to conduct IND-enabling studies of the Company’s anticancer drug candidate, Adva-27a (the “Research Agreement”). In August 2023, the Company was advised by JGH that the lab results on testing of the Adva-27a molecule were not favorable. After conclusion of an internal review of the lab results on November 2, 2023, the Company provided notice of termination of the Research Agreement, which will become effective on December 2, 2023, pursuant to the terms of the Research Agreement. The Company has now paused the IND-enabling studies of Adva-27a pending a review of the possibility of chemical modification of the compound to address the suboptimal performance of the molecule in certain studies.

F-14

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Sunshine Biopharma, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sunshine Biopharma, Inc. (the "Company") as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or are required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ BF Borgers CPA PC (PCAOB ID 5041)

BF Borgers CPA PC

We have served as the Company's auditor since 2013

Lakewood, CO

March 31, 2023

F-15

Sunshine Biopharma, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$21,826,437	$2,045,167
Accounts receivable	1,912,153	7,798
Inventory	3,289,945	105,650
Prepaid expenses	283,799	29,625
Deposits	–	7,590
Total Current Assets	27,312,334	2,195,830

Property and equipment	394,249	7,061
Intangible assets	776,856	–
Right-of-use-asset	760,409	–

TOTAL ASSETS	$29,243,848	$2,202,891

LIABILITIES

Current Liabilities:
Accounts payable & accrued expenses	$2,802,796	$42,942
Earn-out payable	3,632,000	–
Interest payable	–	48,287
Income tax payable	373,191	–
Current portion - Right-of-use-liability	123,026	–
Total Current Liabilities	6,931,014	91,229

Long-Term Liabilities:
Notes payable	–	1,900,000
Right-of-use-liability	642,232	–
Deferred tax liability	43,032	–
Total Long-Term Liabilities	685,264	1,900,000

TOTAL LIABILITIES	7,616,278	1,991,229

SHAREHOLDERS' EQUITY

Preferred Stock, Series B $0.10 par value per share; 1,000,000 shares authorized; 10,000 and 1,000,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1,000	100,000
Common Stock, $0.001 par value per share; 3,000,000,000 shares authorized; 22,585,632 and 2,591,240 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	22,585	2,591
Capital paid in excess of par value	80,841,752	32,787,384
Accumulated comprehensive income	161,847	(23,139)
Accumulated (Deficit)	(59,399,614)	(32,655,174)

TOTAL SHAREHOLDERS' EQUITY	21,627,570	211,662

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$29,243,848	$2,202,891

See Accompanying Notes to These Consolidated Financial Statements.

F-16

Sunshine Biopharma, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	December 31,	December 31,
	2022	2021

Revenue	$4,345,603	$228,426
Cost of sales	2,649,028	117,830
Gross profit	1,696,575	110,596

General and Administrative Expenses:
Accounting	341,139	118,423
Consulting	842,894	50,873
Directors Fees	300,000	–
Legal	565,265	232,616
Marketing	578,085	–
Office	796,007	248,561
R&D	811,858	672,209
Salaries	6,054,962	1,215,307
Taxes	55,233	–
Depreciation and amortization	25,163	12,741
Goodwill impairment	18,326,719	–
Total General and Administrative Expenses	28,697,325	2,550,730

(Loss) from operations	(27,000,750)	(2,440,134)

Other Income (Expenses):
Loss on debt conversions	–	(9,726,485)
Foreign exchange	(476)	50
Interest income	518,650	–
Interest expense	(39,412)	(328,818)
Debt forgiveness	10,852	51,031
Interest forgiveness	–	7,909
Total Other Income (Expenses)	489,614	(9,996,313)

Net (loss) before income taxes	(26,511,136)	(12,436,447)
Provision for income taxes	233,304	–
Net (Loss)	(26,744,440)	(12,436,447)
Comprehensive income (loss):
Gain (Loss) from foreign exchange translation	184,986	(20,268)
Comprehensive (Loss)	$(26,559,454)	$(12,456,715)

Basic and diluted (Loss) per common share	$(1.76)	$(4.76)

Weighted average common shares outstanding (Basic & Diluted)	15,180,868	2,612,061

See Accompanying Notes to These Consolidated Financial Statements.

F-17

Sunshine Biopharma, Inc.

Consolidated Statements of Cash Flows

	December 31,	December 31,
	2022	2021
Cash Flows From Operating Activities:
Net (Loss)	$(26,744,440)	$(12,436,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,163	12,741
Goodwilll impairment	18,326,719	–
Foreign exchange (gain)	548	(50)
Stock issued for services	–	918,000
Debt release	(10,852)	–
Loss on debt conversion	–	9,726,485
Gain on interest and debt forgiveness	–	58,940
Changes in operating assets and liabilities:
Accounts receivable	(524,486)	(5,882)
Inventory	42,983	(81,879)
Prepaid expenses	82,846	(26,847)
Accounts payable & accrued expenses	3,359,141	(18,156)
Deferred tax liability	3,628	–
Income tax payable	238,679	–
Interest payable	(48,287)	23,967
Net Cash Flows (Used) in Operations	(5,248,358)	(1,829,128)

Cash Flows From Investing Activities:
Reduction in Right of use asset	33,379	–
Nora Pharma Inc. acquisition	(14,346,637)	–
Cash from Nora Pharma Inc. acquisition	(1,135)	–
Purchase of intangible assets	(111,015)	–
Purchase of equipment	(193,982)	–
Net Cash Flows (Used) in Investing Activities	(14,619,390)	–

Cash Flows From Financing Activities:
Proceeds public and private offerings of common stock, net	30,367,185	–
Warrant exercises	13,193,177	–
Purchase of preferred shares	(99,000)	–
Reduction in lease liability	(31,924)	–
Payoff of Nora Pharma Inc.’s debt	(2,064,331)	–
Proceeds from notes payable	–	3,318,500
Note payable used to pay fees	–	61,500
Payments of notes payable	(1,900,000)	(475,325)
Net Cash Flows Provided by Financing Activities	39,465,107	2,904,675

Cash and Cash Equivalents at Beginning of Period	2,045,167	989,888
Net Increase (Decrease) in cash and cash equivalents	19,597,359	1,075,547
Effect of exchange rate changes on cash	(1,075)	–
Foreign currency translation adjustment	184,986	(20,268)
Cash and Cash Equivalents at End of Period	$21,826,437	$2,045,167

Supplementary Disclosure of Cash Flow Information:	–	–
Cash paid for interest	$48,287	$38,117
Cash paid for income taxes	$–	$–
Stock issued for note conversions	$–	$12,705,214
Stock issued for acquisition of Nora Pharma, Inc.	$4,514,000	$–

See Accompanying Notes to These Consolidated Financial Statements.

F-18

Sunshine Biopharma, Inc.

Consolidated Statement of Shareholders' Equity

	Number Of Common Shares	Common	Capital Paid in Excess of Par	Number Of Preferred Shares	Preferred	Compre- hensive	Accumulated
	Issued	Stock	Value	Issued	Stock	Income	Deficit	Total

Balance December 31, 2020	1,732,096	$1,732	$19,165,029	1,000,000	$100,000	$(2,871)	$(20,218,727)	$(954,837)

Common stock issued for the reduction of debt and payment of interest	559,144	559	12,704,655	–	–	–	–	12,705,214
Common stock issued for services	300,000	300	917,700	–	–	–	–	918,000
Net (loss)	–	–	–	–	–	(20,268)	(12,436,447)	(12,456,715)

Balance at December 31, 2021	2,591,240	$2,591	$32,787,384	1,000,000	$100,000	$(23,139)	$(32,655,174)	211,662

Fractional shares issued for reverse stock split	4,380	4	(4)	–	–	–	–	–
Common stock and warrants issued in offerings	6,656,526	6,657	30,360,528	–	–	–	–	30,367,185
Exercise of warrants	9,633,486	9,633	13,183,544	–	–	–	–	13,193,177
Preferred stock purchased from related party	–	–	–	(990,000)	(99,000)	–	–	(99,000)
Common stock issued as part of Nora Pharma Inc. acquisition	3,700,000	3,700	4,510,300	–	–	–	–	4,514,000
Net (loss)	–	–	–	–	–	184,986	(26,744,440)	(26,559,454)

Balance at December 31, 2022	22,585,632	$22,585	$80,841,752	10,000	$1,000	$161,847	$(59,399,614)	$21,627,570

See Accompanying Notes to These Consolidated Financial Statements.

F-19

Sunshine Biopharma, Inc.

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Note 1 – Description of Business

Sunshine Biopharma, Inc. (the “Company”) was originally incorporated under the name Mountain West Business Solutions, Inc. on August 31, 2006, in the State of Colorado.

Effective October 15, 2009, the Company acquired Sunshine Biopharma, Inc. in a transaction classified as a reverse acquisition. Sunshine Biopharma, Inc. held an exclusive license to a new anticancer drug bearing the laboratory name, Adva-27a (the “License Agreement”). Upon completion of the reverse acquisition transaction, the Company changed its name to Sunshine Biopharma, Inc. and began operating as a pharmaceutical company focusing on the development of the licensed Adva-27a anticancer drug. In December 2015, the Company acquired all rights to Adva-27a by purchasing PCT/FR2007/000697 and PCT/CA2014/000029 and terminated the License Agreement.

On May 22, 2020, the Company filed a provisional patent application in the United States for a new treatment for Coronavirus infections. The Company’s patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease, Mpro, an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020. On April 30, 2021, the Company filed a PCT application containing new research results and extending coverage to include the Coronavirus Papain-Like protease, PLpro. The priority date of May 22, 2020 has been maintained in the newly filed PCT application. The Company’s lead Anti-Coronavirus compound arising from these patents bears the laboratory name SBFM-PL4.

On April 20, 2022, the Company filed a provisional patent application in the United States covering mRNA molecules capable of destroying cancer cells in vitro. The patent application contains composition and utility subject matter pertaining to the structure and sequence of such mRNA molecules.

On February 18, 2022, the Company entered into a research agreement (the “SRA”) with the University of Arizona for the purposes of conducting research focused on determining the in vivo safety, pharmacokinetics, and dose selection properties of three University of Arizona owned PLpro inhibitors, to be followed by efficacy testing in mice infected with SARS-CoV-2 (the “Research Project”). Under the SRA, the University of Arizona granted the Company a first option to negotiate a commercial, royalty-bearing license for all intellectual property developed by University of Arizona personnel under the Research Project. In addition, the Company and the University of Arizona entered into an Option Agreement whereby the Company was granted a first option to negotiate a royalty-bearing commercial license for the underlying technology of the Research Project. Encouraged by the results to date, the Company submitted a Notice of Option Exercise to the University of Arizona on September 13, 2022.

On October 20, 2022, the Company acquired Nora Pharma Inc. (“Nora Pharma”), a Canadian generic pharmaceuticals company. Based in the greater Montreal area, Nora Pharma has 37 employees and operates in a 15,000 square foot facility certified by Health Canada. Nora Pharma currently offers 60 products, including 49 generic prescription drugs, and 11 OTC products. Nora Pharma sales were $10.7 million USD during its fiscal year ended June 30, 2022. The consolidated financial statements contained in this report include the results of operations of Nora Pharma from October 20, 2022 through December 31, 2022.

F-20

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding the Company's financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to Generally Accepted Accounting Principles and have been consistently applied in the preparation of the financial statements.

IMPACT OF CORONAVIRUS (COVID-19) PANDEMIC

In March 2020, the World Health Organization declared Coronavirus and its associated disease, COVID-19, a global pandemic. Conditions surrounding the Coronavirus outbreak are continuing to evolve and government authorities around the world have and continue to implement various measures to mitigate the spread of the virus. The outbreak and related mitigation measures have had and will continue to have a material adverse impact on the world economies and the Company's business activities. It is not possible for the Company to predict the duration or magnitude of the adverse conditions of the outbreak and their effects on the Company’s business or ability to raise funds. No adjustments have been made to the amounts reported in the Company's financial statements as a result of this matter.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all wholly owned. All intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with US Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions made by management are valuation of equity instruments, depreciation of property and equipment, and deferred tax asset valuation. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

TRADE ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade accounts receivable are stated at net realizable value. The majority of customers are not extended credit and therefore time to maturity for receivables is short. On a periodic basis, management evaluates its trade accounts receivable and determines whether to record an allowance for doubtful accounts or if any accounts should be written off based on a past history of write-offs, collections and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms. The Company generally does not require any security or collateral to support its receivables.

INVENTORY VALUATION

Inventory is valued at the lower of cost and net realizable value. Cost is determined using the first in, first out method. Net realizable value is the estimated selling price in the ordinary course of business, less the costs of completion and costs necessary to make the sale. The cost of inventory includes the purchase price and other costs directly attributable to the acquisition of finished goods.

F-21

CASH AND CASH EQUIVALENTS

For the Balance Sheets and Statements of Cash Flows, all highly liquid investments with maturity of 90 days or less are considered to be cash equivalents. The Company had a cash balance of $21,826,437 and $2,045,167 as of December 31, 2022 and December 31, 2021, respectively. At times such cash balances may be in excess of the FDIC limit of $250,000 in the U.S. or the equivalent in Canada.

PROPERTY AND EQUIPMENT

Property and equipment are reviewed for recoverability when events or changes in circumstances indicate that its carrying value may exceed future undiscounted cash inflows. As of December 31, 2022 and 2021, the Company had not identified any such impairment. Repairs and maintenance are charged to operations when incurred and improvements and renewals are capitalized.

Property and equipment are stated at cost. Depreciation is calculated according to the following methods at the following annual rates and period for financial reporting purposes and accelerated methods for tax purposes. Their estimated useful lives are as follows:

Office Equipment:	Straight-line and Declining balance method	5-7 Years / 20%
Computer Equipment:	Declining balance method	55%
Laboratory Equipment:	Straight-line method	5 Years
Vehicles:	Straight-line and Declining balance method	5 Years / 30%

INTANGIBLE ASSETS

Intangible assets are amortized over their estimated useful lives according to the following methods at the following annual rates and period:

Licenses:	Straight-line method	5 Years
Website:	Declining balance method	55%

Intangible assets are tested for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable when it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposal. In such a case, an impairment loss must be recognized and is equivalent to the excess of the carrying amount of a long-lived asset over its fair value.

INTELLECTUAL PROPERTY RIGHTS - PATENTS

The cost of patents acquired is capitalized and is amortized over the remaining life of the patents.

The Company evaluates recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that intangible assets carrying amount may not be recoverable. Such circumstances include but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of cost significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of such assets against the estimated undiscounted future cash flows associated with it.

BASIC AND DILUTED NET GAIN (LOSS) PER SHARE

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.

Basic net income (loss) per share is calculated by dividing net (loss) by the weighted-average common shares outstanding. Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method or the two-class method, whichever is more dilutive. As the Company incurred net losses for the year ended December 31, 2022, no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.

F-22

INCOME TAXES

In accordance with ASC 740 – Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2022 the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. To date, the Company has not incurred any interest or tax penalties.

For Canadian and US tax purposes, the Company’s 2019 through 2021 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations.

FUNCTIONAL CURRENCY

The U.S. dollar is the functional currency of the Company which is operating in the United States. The functional currency for the Company's Canadian subsidiaries is the Canadian dollar.

The Company translates its Canadian subsidiaries' financial statements into U.S. dollars as follows:

•	Assets and liabilities are translated at the exchange rate in effect as of the financial statement date.
•	Income statement accounts are translated using the weighted average exchange rate for the period.

The Company includes translation adjustments from currency exchange and the effect of exchange rate changes on intercompany transactions of a long-term investment nature as a separate component of shareholders’ equity. There are currently no transactions of a long-term investment nature, nor any gains or losses from non U.S. currency transactions.

CONCENTRATION OF CREDIT RISKS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with high credit quality financial institutions.

FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company applies the provisions of accounting guidance, FASB Topic ASC 825, Financial Instruments. ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2022 and 2021, the fair value of cash, accounts receivable and notes receivable, accounts payable, accrued expenses, and other payables approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

F-23

The Company defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

•	Level 1 – Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 – Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

•	Level 3 – Level 3 inputs are unobservable inputs for the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

NOTES PAYABLE

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

ACCOUNTING FOR DERIVATIVES LIABILITIES

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.

Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. The Company determined that none of the Company’s financial instruments meet the criteria for derivative accounting as of December 31, 2022 and 2021.

EQUITY INSTRUMENTS ISSUED TO EMPLOYEES OR NON-EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

The stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the requisite service period of the award. The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock Based Compensation. Stock-based compensation to employees consisting of stock option grants and restricted shares are recognized in the statement of operations based on their fair values at the date of grant. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 718, based upon the fair-value of the underlying instrument.

F-24

REVENUE RECOGNITION

The Company generates sales from three revenue streams: (1) Generic Drugs, (2) OTC Supplements, and (3) Commissions Income.

In Canada, governmental regulations require that companies recognize revenues upon completion of the work by issuing an invoice and remitting the applicable sales taxes (GST and QST) to the appropriate government agency. The Company’s wholly owned Canadian subsidiaries' revenue recognition policy is in compliance with these local regulations.

The Company recognizes revenues for product sales and commissions when title and risk of loss has passed to the customer, which is typically upon delivery to the customer, when estimated rebates are reasonably determinable, and when collectability is reasonably assured.

Trade sales and commissions are accounted for when persuasive evidence of an arrangement exists, the goods have been received by the client, the price is fixed or determinable and collection is reasonably assured.

LEASES

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases. The Company is a lessee in a non-cancellable operating lease for office space. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and a right-of-use (ROU) asset at the commencement date. The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate if it is readily determinable or otherwise the Company uses its incremental borrowing rate. The implicit rates of the Company's lease are not readily determinable and accordingly, the Company uses its incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the 6% interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The ROU asset is subsequently measured throughout the lease term at the remaining amount (i.e. present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Lease cost for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes the lease cost associated with its short-term leases on a straight-line basis over the lease term.

Under the available practical expedient, we account for the lease and non-lease components as a single lease component for all classes of underlying assets as both a lessee and lessor. Further, we elected a short-term lease exception policy on all classes of underlying assets, permitting us to not apply the recognition requirements of this standard to short-term leases (i.e. leases with terms of 12 months or less).

F-25

LEGAL FEES

During the years ended December 31, 2022 and 2021, the legal fees incurred were related to services provided to the Company in connection with the Securities and Exchange Commission requirements and other regulatory and contracts matters.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Acquisition of Nora Pharma Inc.

On October 20, 2022 the Company acquired all of the issued and outstanding shares of Nora Pharma Inc. (“Nora” Pharma), a Canadian privately held company. The purchase price for the shares was $18,860,637 which was paid in cash ($14,346,637) and by the issuance of 3,700,000 shares of the Company’s common stock valued at $4,514,000 or $1.22 per share. Nora Pharma is a certified company offering generic pharmaceutical products in Canada. Nora Pharma’s operations are authorized by a Drug Establishment License issued by Health Canada. Nora Pharma is also registered with the FDA.

The following table summarizes the allocation of the purchase price as of October 20, 2022, the acquisition date using Nora Pharma’s balance sheet assets and liabilities:

Accounts receivable	$1,358,121
Inventory	3,181,916
Intangible assets	659,571
Equipment & furniture	210,503
Other assets	1,105,093
Total assets	6,515,204

Liabilities assumed	(5,981,286)

Net assets	533,918

Goodwill	18,326,719

Total Consideration	$18,860,637

Management has determined that going forward it is in the best interest of the Company to impair 100% of the goodwill in the current, 2022 fiscal year. The Company will review the value of the intangible and other assets on an annual basis and make adjustments to the carrying amounts as necessary.

The fair value of the 3,700,000 common shares issued as part of the consideration paid for Nora Pharma was determined on the basis of the closing market price of the Company’s common shares on the acquisition date, October 20, 2022 ($1.22 per share).

The fair value of the financial assets acquired includes receivables, Inventory, furniture, fixtures, and processing equipment, and right to use assets was $5,858,369.

F-26

The unaudited financial information in the table below summarizes the combined results of operations of the Company (Sunshine Biopharma and Nora Pharma) for the years ended December 31, 2022 and 2021, on a pro forma basis, as though the companies had been combined as of January 1, 2021. The unaudited pro forma financial information does not purport to be indicative of the Company's combined results of operations which would actually have been obtained had the acquisition taken place on January 1, 2021, nor should it be taken as indicative of future consolidated results of operations.

Pro Forma results from acquisition	December 31, 2022	December 31, 2021
Total revenues	$14,758,115	$7,927,165
Net (loss) from operations	$(26,192,503)	$(2,224,253)
Net (loss)	$(26,164,764)	$(12,289,655)

Basic and fully (loss) per share	$(1.74)	$(4.70)
Weighted average shares outstanding	15,056,097	2,612,061

In addition, the Company paid off Nora Pharma’s debt by making cash payments totaling $2,064,331 directly to Nora Pharma creditors at or before closing in order to secure creditor consent for the acquisition transaction.

Note 4 – Earnout

As part of the Nora Pharma acquisition the Company agreed to an earnout of $5,000,000 CAD ($3,632,000 USD) payable to Mr. Chamoun, the Seller. The earnout is payable in the form of twenty (20) payments of $250,000 CAD for every $1,000,000 CAD increase in gross sales (as defined in the Purchase Agreement) above Nora Pharma’s June 30, 2022 gross sales, provided that his employment with the Company is not terminated pursuant to the Company’s Employment Agreement with him. The total earnout amount of $3,632,000 has been recorded as a salary payable.

Note 5 – Goodwill and Intangible Assets

As result of the Nora Pharma acquisition the Company now has goodwill of $18,226,881 and intangible assets of $659,571 on its balance sheet. Management has determined that it is in the best interest of the Company to (i) impair 100% of the goodwill in the current, 2022 fiscal year, and (ii) review the intangible assets for amortization or possible partial of full impairment on an annual basis.

Note 6 – Patents and Other Intellectual Property

The following is a list of the patents and other intellectual property held by the Company at December 31, 2022:

In December 2015, the Company acquired all worldwide issued (US Patent Number 8,236,935, and US Patent Number 10,272,065) and pending patents under PCT/FR2007/000697 and PCT/CA2014/000029 for the Adva-27a anticancer compound.

On May 22, 2020, the Company filed a provisional patent application in the United States for a new treatment for Coronavirus infections. The Company’s patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease, Mpro, an enzyme that is essential for viral replication. The patent application has a priority date of May 22, 2020. On April 30, 2021, the Company filed a PCT application containing new research results and extending coverage to include the Coronavirus Papain-Like protease, PLpro. The priority date of May 22, 2020 has been maintained in the newly filed PCT application.

F-27

On April 20, 2022, the Company filed a provisional patent application in the United States covering mRNA molecules capable of destroying cancer cells in vitro. The patent application contains composition and utility subject matter pertaining to the structure and sequence of such mRNA molecules.

In addition, the Company owns 152 DIN’s issued by Health Canada for prescription drugs currently on the market in Canada. These DIN’s were secured through in-licenses or cross-licenses from international manufacturers of generic pharmaceutical products.

The Company also owns two NPN’s issued by Health Canada: (i) NPN 80089663 authorizes us to manufacture and sell our in-house developed OTC supplement, Essential 9™, and (ii) NPN 80093432 authorizes us to manufacture and sell the OTC supplement, Calcium-Vitamin D under the brand name Essential Calcium-Vitamin D™.

Note 7 – Reverse Stock Splits

Effective February 9, 2022, the Company completed a 1 for 200 reverse split of its common stock. The Company had previously completed two 20 to 1 reverse stock splits, one in 2019 and the other in 2020.

The Company’s financial statements reflects all three reverse stock splits on a retroactive basis for all periods presented and for all references to common stock, unless specifically stated otherwise.

Note 8 – Capital Stock

The Company’s authorized capital is comprised of 3,000,000,000 shares of $0.001 par value common stock and 30,000,000 shares of $0.10 par value preferred stock, to have such rights and preferences as the Directors of the Company have or may assign from time to time. Out of the authorized Preferred Stock, the Company had previously designated 850,000 shares as Series “A” Preferred Stock (“Series A”). At December 31, 2019, the Company had no issued and outstanding shares of Series A. On June 17, 2020, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) eliminating the Series A shares and the designation thereof, which shares were returned to the status of undesignated shares of Preferred Stock. In addition, the Amendment increased the number of authorized Series B Preferred Shares from five hundred thousand (500,000) to one million (1,000,000) shares. The Series B Preferred Stock is non-convertible, non-redeemable and non-retractable. It has superior liquidation rights to the common stock at $0.10 per share and gives the holder the right to 1,000 votes per share. As of December 31, 2021, there were 1,000,000 shares of the Series B Preferred Stock held by the CEO of the Company.

On February 17, 2022, the Company’s public offering closed and the Company received net proceeds of $6,833,071 from the offering. Pursuant to the public offering, the Company issued and sold an aggregate of 1,882,353 shares of common stock and 4,102,200 warrants to purchase shares of common stock (the “Tradeable Warrants”) (including 337,494 Tradeable Warrants resulting from partial exercise of the overallotment option granted to the underwriter).

On February 22, 2022, the Company redeemed 990,000 shares of Series B Preferred Stock from the CEO of the Company at a redemption price equal to the stated value of $0.10 per share.

F-28

On March 14, 2022, the Company completed a private placement and received net proceeds of $6,781,199. In connection with this private placement, the Company issued (i) 2,301,353 shares of its common stock together with investor warrants (“Investor Warrants”) to purchase up to 2,301,353 shares of common stock, and (ii) 1,302,251 pre-funded warrants (“Pre-Funded Warrants”) with each Pre-Funded Warrant exercisable for one share of common stock, together with Investor Warrants to purchase up to 1,302,251 shares of common stock. Each share of common stock and accompanying Investor Warrant was sold together at a combined offering price of $2.22 and each Pre-Funded Warrant and accompanying Investor Warrant were sold together at a combined offering price of $2.219. The Pre-Funded Warrants were immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Investor Warrants have an exercise price of $2.22 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance.

On April 28, 2022, the Company completed another private placement and received net proceeds of $16,752,915. In connection with this private placement, the Company issued (i) 2,472,820 shares of its common stock together with warrants (“April Warrants”) to purchase up to 4,945,640 shares of common stock, and (ii) 2,390,025 pre-funded warrants (“Pre-Funded Warrants”) with each Pre-Funded Warrant exercisable for one share of common stock, together with April Warrants to purchase up to 4,780,050 shares of common stock. Each share of common stock and accompanying two April Warrants were sold together at a combined offering price of $4.01 and each Pre-Funded Warrant and accompanying two April Warrants were sold together at a combined offering price of $4.009. The Pre-Funded Warrants were immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The April Warrants have an exercise price of $3.76 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance.

On October 20, 2022, the Company issued 3,700,000 shares of Common Stock as part of the acquisition of Nora Pharma. These shares were valued at $4,514,000, or $1.22 per share.

During the fiscal year ended December 31, 2021, the Company issued an aggregate of 559,144 shares of its Common Stock valued at $12,705,214 in connection with the conversion of $2,867,243 in debt and interest of $127,986 resulting in a loss of $9,726,485 on conversion. In addition, the Company issued 300,000 shares of its Common Stock valued at $918,000 as compensation to its directors. In total, 859,114 shares of Common Stock were issued during the fiscal year ended December 31, 2021.

Through December 31, 2022 and December 31, 2021, the Company has issued and outstanding a total of 22,585,632 and 2,591,240 shares of Common Stock, respectively.

The Company has declared no dividends since inception.

Note 9 – Warrants

The Company accounts for issued warrants either as a liability or equity in accordance with ASC 480-10 or ASC 815-40. Under ASC 480-10, warrants are considered a liability if they are mandatorily redeemable and they require settlement in cash, other assets, or a variable number of shares. If warrants do not meet liability classification under ASC 480-10, the Company considers the requirements of ASC 815-40 to determine whether the warrants should be classified as a liability or as equity. Under ASC 815-40, contracts that may require settlement for cash are liabilities, regardless of the probability of the occurrence of the triggering event. Liability-classified warrants are measured at fair value on the issuance date and at the end of each reporting period. Any change in the fair value of the warrants after the issuance date is recorded in the consolidated statements of operations as a gain or loss. If warrants do not require liability classification under ASC 815-40, in order to conclude warrants should be classified as equity, the Company assesses whether the warrants are indexed to its common stock and whether the warrants are classified as equity under ASC 815-40 or other applicable GAAP standard. Equity-classified warrants are accounted for at fair value on the issuance date with no changes in fair value recognized after the issuance date.

F-29

During the fiscal year ended December 31, 2022, the Company completed three financing events, and in connection therewith, it issued warrants as follows:

Type	Number	Exercise Price	Expiry Date
Pre-Funded Warrants	3,692,276	$0.001	Unlimited
Tradeable Warrants	4,102,200	$2.22*	February 2027
Investor Warrants	3,603,604	$2.22	March 2027
April Warrants	9,725,690	$3.76	April 2027

*	The Tradeable Warrants had an initial exercise price of $4.25, subject to adjustment. Upon the closing of the Company’s private placement on March 14, 2022, the exercise price of the Tradeable Warrants was reduced to $2.22, in accordance with the terms thereof.

During the fiscal year ended December 31, 2022, all of the Pre-Funded Warrants and a total of 3,138,507 Tradeable Warrants were exercised resulting in aggregate proceeds of $6,971,178 received by the Company. In addition, during the fiscal year ended December 31, 2022, a total of 2,802,703 Investor Warrants were exercised resulting in aggregate proceeds of $6,222,001 received by the Company.

The Company’s outstanding warrants at December 31, 2022 consisted of the following:

Type	Number	Exercise Price	Expiry Date
Pre-Funded Warrants	None	$0.001	Unlimited
Tradeable Warrants	963,693	$2.22	February 2027
Investor Warrants	800,901	$2.22	March 2027
April Warrants	9,725,690	$3.76	April 2027

At December 30, 2022, the final trading day of the year, the closing price of the Company’s common stock was $0.64 per share, a value well below the exercise price of these warrants.

Note 10 – Earnings Per Share

The following table sets forth the computation of basic and diluted net income per share for the years ended December 31:

	2022	2021

Net gain (loss) attributable to common stock	$(26,744,440)	$(12,436,447)
Basic weighted average outstanding shares of common stock	15,180,868	2,612,061
Dilutive common share equivalents	0	0
Dilutive weighted average outstanding shares of common stock	15,180,868	2,612,061
Net gain (loss) per share attributable to common stock	$(1.76)	$(4.76)

F-30

Note 11 – Income Taxes

The components of the provision for income taxes were as follows:

Provision for income taxes
Current:
Federal	$–
State	–
Foreign	139,856
Deferred:
Federal	–
State	–
Foreign	3,628
Total	$143,484

The components of the net deferred tax assets were as follows:

Components of net deferred tax assets
Deferred Tax Assets:
Net Operating Loss, Credits and Carryforwards	$4,323,025
Fixed Assets	98,957
Intangibles	1,021,230
Research and Development	90,000
Other DTA	161,719
Lease Liability	202,793
Valuation Allowance	(5,596,431)
Total Deferred Tax Assets	301,293

Deferred Tax Liabilities:
Fixed Assets	–
Intangibles	(142,817)
Right-of-Use Asset	(201,508)
Total Deferred Tax Liabilities	(344,325)

Net Deferred Tax Liability	$(43,032)

F-31

Note 12 – Notes Payable

As of December 31, 2022 and December 31, 2021, the Company had $0 and $1,900,000, respectively in notes payable outstanding. At December 31, 2022 and December 31, 2021, total accrued interest on Notes Payable was $0 and $48,287, respectively.

The Company’s Notes Payable at December 31, 2021 consisted of the following:

On April 20, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $500,000 with interest accruing at 5% due April 20, 2023. The Note was convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. On February 17, 2022, the Company paid off the entire principal balance of this Note, together with accrued interest of $20,753 by making cash payment of $520,753.

On July 6, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $900,000 with interest accruing at 5%, due July 6, 2023. The Note was convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. On February 17, 2022, the Company paid off the entire principal balance of this Note, together with accrued interest of $27,863 by making cash payment of $927,863.

On August 18, 2021, the Company received monies in exchange for a Note Payable having a Face Value of $500,000 with interest accruing at 5%, due August 18, 2023. The Note was convertible after 180 days from issuance into common stock at a price equal to $0.30 per share. On February 17, 2022, the Company paid off the entire principal balance of this Note, together with accrued of $12,534 by making cash payment of $512,534.

At December 31, 2022 and December 31, 2021, total accrued interest on Notes Payable was $-0- and $48,287, respectively.

Note 13 – Notes Payable - Related Party

A Note Payable dated December 31, 2019 held by the CEO of the Company having a Face Value of $128,269 and accruing interest at 12% was due December 31, 2020. On December 31, 2020, the Company renewed the Note together with accrued interest of $15,392 for a 12-month period. The new Note has a face Value of $143,661, accrues interest at 12% per annum, and has a maturity date of December 31, 2021. On August 24, 2021, the Company paid off the entire principal balance of this Note, together with accrued interest of $12,929 by issuing cash payment of $156,590.

Note 14 – Lease

The Company has obligations as a lessee for office space with initial non-cancellable terms in excess of one year. The Company classified the lease as an operating lease. The lease contains a renewal option for a period of five years. Because the Company is certain to exercise the renewal option, the optional period is included in determining the lease term, and associated payments under the renewal option are included in the lease payments. The Company’s lease does not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contract include fixed payments plus a variable Payment. The Company’s office space lease requires it to make variable payments for the Company’s proportionate share of building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred.

Amounts reported on the balance sheet as of December 31, 2022 were as follows:

Operating lease ROU asset	$760,409
Operating Lease liability - Short-term	$123,026
Operating lease liability - Long-term	$642,232
Remaining lease term	7 years
Discount rate	6%

F-32

Amounts disclosed for ROU assets obtained in exchange for lease obligations and reductions of ROU assets resulting from reductions of lease obligations include amounts reduced from the carrying amount of ROU assets resulting from deferred rent.

Maturities of lease liabilities under non-cancellable operating leases at December 31, 2022 are as follows:

Maturities of lease liabilities
2023	$123,026
2024	$115,879
2025	$116,066
2026	$109,934
2027	$103,547
Thereafter	$196,807

Note 15 – Management and Director Compensation

The Company paid its officers cash compensation totaling $1,785,000 and $297,307 for the years ended December 31, 2022 and 2021, respectively. Of these amounts attributable to the Company’s CEO, $60,000 and $110,000, respectively was paid to Advanomics Corporation, a company controlled by the CEO of the Company. In addition, the Company issued 300,000 shares of common stock valued at $918,000 to its officers during year ended December 31, 2021. The value of these shares was based upon the closing price of the Company’s common stock of $3.06 on the issuance date.

The Company paid its directors cash compensation totaling $300,000 and $0 for the years ended December 31, 2022 and 2021, respectively.

Note 16 – Subsequent Events

On January 19, 2023, the Company announced a stock repurchase program of up to $2 million. As of the date of this report, the Company has repurchased a total of 445,711 shares of Common Stock at an average price of $1.1371 per share for a total cost of $506,822. As of the date of this report, the repurchased shares have not been returned to treasury.

F-33

39,215,687 Units, Each Unit Consisting of One Share of Common Stock or One Pre-Funded Warrant to Purchase One Share of Common Stock, one-tenth of a Series A Warrant to Purchase one Share of Common Stock and two-tenths of a Series B Warrant to Purchase one Share of Common Stock

11,764,706 Shares of Common Stock Underlying the Series A and Series B Warrants

PROSPECTUS

Aegis Capital Corp.

                 , 2024

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee, the Nasdaq listing fee, and the FINRA filing fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$10,015
FINRA filing fee	10,678
Legal fees and expenses	450,000
Accounting fees and expenses	20,000
Miscellaneous expenses	10,000
Expense reimbursement to underwriter	150,000
Total	$650,693

Item 14. Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects.  A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

II-1

Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On February 12, 2021, we issued a note in the principal amount of $700,000, convertible after 180 days from issuance into common stock at a price equal to $0.60 per share. This note was converted to common stock on December 20, 2021.

On April 5, 2021, we issued a note in the principal amount of $330,000. The note was convertible after 180 days from issuance into common stock at a price equal to the lower of $60.00 or 35% below market. On October 13, 2021, the noteholder converted $330,000 in principal and $16,500 in accrued interest into 26,250 shares of common stock leaving a principal balance of $0.

On April 20, 2021, we issued a note in the principal amount of $500,000. The note is convertible after 180 days from issuance into common stock at a price equal to $0.30 per share.

On April 22, 2021, a note holder converted a total of $11,028 in principal and $4,472 in accrued interest into 77,500 shares of common stock.

On July 6, 2021, the Company issued a note in the principal amount of $900,000, convertible after 180 days from issuance into common stock at a price of $0.30 per share. In connection with this debt financing, the Company agreed to allow the lender, who is also the holder of a note dated November 25, 2020 (the “November Note”), to convert a total of $240,000 in principal amount of the November Note into 120,000 shares of common stock leaving a principal balance of $10,000 and accrued interest of $7,750.

On August 18, 2021, the Company issued a issued a note in the principal amount of $500,000, convertible after 180 days from issuance into common stock at a price of $0.30 per share.

During the nine months ended September 30, 2021, the Company issued a total of 518,370 shares of common stock valued at $11,981,072 for the conversion of outstanding notes, reducing the debt by $1,233,028 and interest payable by $38,201 and generating a loss on conversion of $10,709,843.

During the nine months ended September 30, 2021, the Company issued 300,000 shares of common stock to its officers and directors as compensation for their services to the Company.

On December 20, 2021, the Company issued 14,524 shares of common stock upon conversion of $1,361,000 in convertible debt.

II-2

On March 10, 2022, the Company entered into a securities purchase agreement with certain accredited investors for a private placement for the Company’s common stock or pre-funded warrants and warrants exercisable for common stock. Pursuant to the purchase agreement, the Company sold (i) 2,301,353 shares of its common stock together with warrants to purchase up to 2,301,353 shares of common stock, and (ii) 1,302,251 pre-funded warrants with each pre-funded warrant exercisable for one share of common stock, together with warrants to purchase up to 1,302,251 shares of common stock. Each share of common stock and accompanying warrant were sold together at a combined offering price of $2.22, and each pre-funded warrant and accompanying warrant were sold together at a combined offering price of $2.219. The pre-funded warrants were immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrants had an initial exercise price of $2.22 per share, were exercisable upon issuance and will expire five years from the date of issuance. Aegis Capital Corp. acted as the placement agent in connection with the private placement. Aegis was paid a commission equal to 10% of the gross proceeds received by the Company in the private placement and 2% of the gross proceeds as a non-accountable expense allowance. The Company paid Aegis $100,000 for fees and expenses including attorney fees.

On April 25, 2022, the Company entered into a securities purchase agreement with certain accredited investors for a private placement for the Company’s common stock or pre-funded warrants, and warrants exercisable for common stock. Pursuant to the purchase agreement, the Company sold (i) 2,472,820 shares of its common stock, (ii) warrants to purchase up to 9,725,690 shares of common stock, and (iii) 2,390,025 pre-Funded warrants with each pre-funded warrant exercisable for one share of common stock. Each share of common stock and accompanying warrants were sold together at a combined offering price of $4.01, and each pre-funded warrant and accompanying two warrants were sold together at a combined offering price of $4.009. The pre-funded warrants were immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrants had an initial exercise price of $3.76 per share (subject to adjustment as set forth therein), were exercisable upon issuance and will expire five years from the date of issuance.

Aegis acted as the placement agent in connection with the private placement and was paid a commission equal to 10% of the gross proceeds received by the Company, and a non-accountable expense allowance equal to 2% of the gross proceeds, and will receive 5% of the proceeds from any exercise of warrants, payable on exercise.

During the three months ended June 30, 2022, the Company issued 2,802,703 shares of common stock upon exercise of warrants with an exercise price of $2.22, and 3,692,276 shares of common stock upon exercise of pre-funded warrants with an exercise price of $0.001.

Effective October 20, 2022, the Company entered into a share purchase agreement with Malek Chamoun and Nora Pharma, wherein the Company acquired all of the issued and outstanding shares of Nora Pharma in consideration of a purchase price of $30,000,000 CAD (approximately $21,900,000 USD), which was paid as follows: (a) $5,000,000 CAD (approximately $3,650,000 USD) by issuance of 3,700,000 shares of the Company’s common stock; (b) $20,000,000 CAD (approximately $14,600,000 USD) in cash, which was subject to customary adjustments in accordance with the Purchase Agreement; and (c) 5,000,000 CAD (approximately $3,650,000 USD) in the form of earn-out payable to Mr. Chamoun once earned in a maximum of twenty (20) payments of $250,000 CAD for every $1,000,000 CAD increase in gross sales (as defined in the Purchase Agreement) above Nora Pharma’s June 30, 2022 gross sales, provided that his employment with the Company is not terminated pursuant to the Company’s employment agreement with him.

On May 12, 2023, the Company entered into a securities purchase agreement with a certain accredited investor for a private placement for the Company’s common stock, pre-funded warrants, each exercisable to purchase one share of common stock, and warrants, each exercisable to purchase one share of common stock. Pursuant to the purchase agreement, the Company sold (i) 2,450,000 shares of its common stock, (ii) warrants to purchase up to 11,904,762 shares of common stock, and (iii) 3,502,381 pre-funded warrants. Each share of common stock and accompanying two warrants were sold together at a combined offering price of $0.84, and each pre-funded warrant and accompanying two warrants were sold together at a combined offering price of $0.839. The pre-funded warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrants have an initial exercise price of $0.59 per share (subject to adjustment as set forth therein), are exercisable upon issuance and will expire five and a half years from the date of issuance.

II-3

Aegis acted as the placement agent in connection with the private placement and was paid a commission equal to 10% of the gross proceeds received by the Company, and a non-accountable expense allowance equal to 2% of the gross proceeds, and will receive 10% of the proceeds from any exercise of warrants, payable on exercise.

On February 8, 2024, the Company issued and sold 20,000 shares of Series B Preferred Stock to Dr. Steve Slilaty for a purchase price equal to the stated value of $0.10 per share.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

1.1	Form of Underwriting Agreement (filed herewith)
3.1	Articles of Incorporation (2)
3.2	Certificate of Amendment to Articles of Incorporation filed November 2, 2009 (3)
3.3	Statement of Share and Equity Capital Exchange (4)
3.4	Articles of Amendment to Articles of Incorporation filed July 13, 2010 (4)
3.5	Articles of Amendment to Articles of Incorporation filed May 27, 2015 (5)
3.6	Articles of Amendment to Articles of Incorporation (6)
3.7	Articles of Amendment to Articles of Incorporation (7)
3.8	Bylaws (14)
4.1	Description of Registrant’s Securities (16)
5.1	Opinion of Andrew I. Telsey, P.C. (filed herewith)
5.2	Opinion of Sichenzia Ross Ference Carmel LLP (filed herewith)
10.1	Patent Purchase Agreement with Advanomics Corporation (8)
10.2	Second Patent Purchase Agreement with Advanomics Corporation (9)
10.3	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated October 8, 2016, including Secured Convertible Promissory Note (10)
10.4	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated December 28, 2016, including Secured Convertible Promissory Note (10)
10.5	Form of Warrant, dated February 17, 2024 (1)
10.6	Warrant Agent Agreement between the Company and Equiniti , dated February 17, 2022 (1)
10.7	Sponsored Research Agreement, dated October 6, 2020, between the Company and the University of Georgia Research Foundation, Inc. (11) *
10.8	Research Agreement between the Company and Arizona Board of Regents on behalf of the University of Arizona (12)
10.9	Form of Warrant, dated March 14, 2022 (15)
10.10	Form of Amendment to Warrant, dated March 24, 2022 (17)
10.11	Employment Agreement between Sunshine Biopharma, Inc. and Dr. Steve Slilaty (18)
10.12	Form of Warrant, dated April 28, 2022 (19)
10.13	Share Purchase Agreement between Sunshine Biopharma, Inc., Malek Chamoun and Nora Pharma Inc. (20)
10.14	Employment Agreement between Sunshine Biopharma, Inc., Nora Pharma Inc. and Malek Chamoun (20)
10.15	License Agreement between the Company and the University of Arizona (22) **
10.16	Form of Warrant, dated May 16, 2023 (22)
10.17	Amendment No. 1 to Warrant Agent Agreement, dated October 18, 2023 (23)

II-4

10.18	2023 Equity Incentive Plan (24)
10.19	Form of Warrant Agency Agreement for this offering (filed herewith)
10.20	Form of Pre-Funded Warrant for this Offering (filed herewith)
10.21	Form of Series A Warrant for this Offering (filed herewith)
10.22	Form of Series B Warrant for this Offering (filed herewith)
14.1	Code of Ethics (13)
21	Subsidiaries (25)
23.1	Consent of BF Borgers CPA PC (filed herewith)
23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)
23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
107	Fee Table (previously filed)

EX-101	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
EX-104	Cover Page Interactive Data File (formatted in IXBRL, and included in exhibit 101).

_______________________

*	Portions of the exhibit have been omitted.

(1)	Incorporated by reference to 8-K filed with the SEC on February 17, 2022
(2)	Incorporated by reference to SB-2 filed with the SEC on October 19, 2007.
(3)	Incorporated by reference to 8-K filed with the SEC on November 6, 2009.
(4)	Incorporated by reference to 10-Q filed with the SEC on August 4, 2010.
(5)	Incorporated by reference to 8-K filed with the SEC on June 1, 2015.
(6)	Incorporated by reference to 8-K filed with the SEC on June 24, 2020.
(7)	Incorporated by reference to 8-K filed February 9, 2022.
(8)	Incorporated by reference to 8-K filed with the SEC on October 9, 2015.
(9)	Incorporated by reference to 8-K filed with the SEC on December 28, 2015.
(10)	Incorporated by reference to 8-K filed with the SEC on March 14, 2016.
(11)	Incorporated by reference to S-1/A filed with the SEC on January 24, 2022.
(12)	Incorporated by reference to 8-K filed with the SEC on February 25, 2022.
(13)	Incorporated by reference to 10-K filed with the SEC on May 1, 2020.
(14)	Incorporated by reference to 8-K filed with the SEC on April 19, 2023.
(15)	Incorporated by reference to 8-K filed with the SEC on March 15, 2022.
(16)	Incorporated by reference to 10-K filed with the SEC on March 21, 2022.
(17)	Incorporated by reference to 8-K filed with the SEC on March 24, 2022.
(18)	Incorporated by reference to 8-K filed with the SEC on April 8, 2022.
(19)	Incorporated by reference to 8-K filed with the SEC on April 28, 2022.
(20)	Incorporated by reference to 8-K filed with the SEC on October 20, 2022.
(21)	Incorporated by reference to 8-K filed with the SEC on February 28, 2023.
(22)	Incorporated by reference to 8-K filed with the SEC on May 16, 2023.
(23)	Incorporated by reference to 8-K filed with the SEC on October 20, 2023.
(24)	Incorporated by reference to S-8 filed with the SEC on January 8, 2024.
(25)	Incorporated by reference to 10-K filed with the SEC on April 4, 2023.

II-5

(b) Financial statement schedule.

None.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-6

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 9, 2024.

SUNSHINE BIOPHARMA, INC.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steve N. Slilaty	Chief Executive Officer and Director	February 9, 2024
Dr. Steve N. Slilaty	(Principal Executive Officer)

/s/ Camille Sebaaly *	Chief Financial Officer	February 9, 2024
Camille Sebaaly	(Principal Financial and Accounting Officer)

/s/ Dr. Abderrazzak Merzouki *	Director	February 9, 2024
Dr. Abderrazzak Merzouki

/s/ David Natan *	Director	February 9, 2024
David Natan

/s/ Dr. Andrew Keller *	Director	February 9, 2024
Dr. Andrew Keller

/s/ Dr. Rabi Kiderchah *	Director	February 9, 2024
Dr. Rabi Kiderchah

 * By /s/ Dr. Steve N. Slilaty

Attorney-in-fact

II-8